AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NET TALK.COM, INC.

(Exact name of registrant as specified in its charter)

Florida	4899	20-4830633
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1100 NW 163 Drive

Miami, Florida 33169

(305) 621-1200• Fax: (305) 621-1201

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anastasios Kyriakides, Chief Executive Officer

Net Talk.com, Inc.

1100 NW 163 Drive

Miami, Florida 33169

(305) 621-1200• Fax: (305) 621-1201

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John N. Giordano, Esq.

Bush Ross, P.A.

1801 N. Highland Avenue

Tampa, Florida 33602

(813) 224-9255 Fax (813) 223-9620

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(3)		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	719,800		$0.25	(1)	$179,950	$7.07
Common Stock, $0.001 par value	9,099,712	(2)	$0.25	(1)	$2,274,928	$89.40
Total Registration Fee	9,819,512				$2,454,878	$96.48

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is calculated in accordance with Rule 457(o) of the Securities Act and is based upon the most recent sales price of the common stock of Net Talk.com, Inc.
(2)	The number of shares of common stock of Net Talk.com, Inc. to be registered has been determined based on the sum of (i) 3,099,712 shares of common stock of Net Talk.com, Inc. underlying Series A Common Stock Purchase Warrants; and (ii) 6,000,000 shares of common stock of Net Talk.com, Inc. underlying Series B Common Stock Purchase Warrants.
(3)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions relating to these shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION), DATED FEBRUARY 9, 2009

NET TALK.COM, INC.

9,819,512 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by the selling security holders set forth on page 11 of this prospectus of 9,819,512 shares of our common stock during the period in which the registration statement containing this prospectus is effective.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate the trading of our common stock on the Over-The-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority (“OTCBB”), however, there can be no assurances that our common stock will be approved for trading on the OTCBB, or any other trading exchange. The selling security holders will offer our shares at $0.25 per share until our shares are quoted on the OTCBB, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of these shares by the selling security holders. See “Use of Proceeds.” Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

Please see page 11 for a list of the “Selling Security Holders” who are offering shares of common stock pursuant to this prospectus.

An investment in the common stock offered for sale under this prospectus involves a high degree of risk. You should purchase our securities only if you can afford losing your entire investment. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2009

We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Until the date forty days after the date of the first bona fide offering of securities under this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions, if any.

PROSPECTUS SUMMARY

This summary highlights important information about our Company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, and, in particular, the section of this prospectus captioned “Risk Factors.” Unless the context requires otherwise, “Company,” “registrant,” “we,” “us,” and “our” and similar terms refer to Net Talk.com, Inc.

This prospectus is part of a registration statement registering (a) 719,800 shares of our common stock held by our existing stockholders; (b) 3,099,712 shares of our common stock issuable upon exercise of Series A Common Stock Purchase Warrants held by our existing stockholders; and (c) 6,000,000 shares of our common stock issuable upon exercise of Series B Common Stock Purchase Warrants held by our existing stockholders.

The Company and Business

Net Talk.com, Inc. is a development-stage company, which offers, provides, sells and supplies commercial and residential telecommunication services, including services utilizing voice over internet protocol (“VoIP”) technology, session initiation protocol (“SIP”) technology, wireless fidelity technology, wireless maximum technology, marine satellite services technology and other similar type technologies. We currently market our services to medium size commercial businesses and individual consumers. Please see the section entitled “Description of Business” starting on page 20 of this prospectus for further detail. The Company’s business mailing address and telephone number is 1100 NW 163 Drive, Miami, Florida 33169, (305) 621-1200.

The Offering

The Issuer:	Net Talk.com, Inc.

The Selling Security Holders:	The selling security holders consist of some of our existing stockholders who are identified in this prospectus on page 11.

Outstanding shares of common stock	There were 8,719,800 shares of our common stock issued and outstanding as of February 9, 2009.

Common stock offered by Selling Security Holders	The selling security holders are offering up to (a) 719,800 shares of our common stock; (b) 3,099,712 shares of common stock issuable upon exercise of our Series A Common Stock Purchase Warrants; and (c) 6,000,000 shares of common stock issuable upon exercise of our Series B Common Stock Purchase Warrants.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. We will pay the expenses associated with the offering, which we estimate will be approximately $55,000.

Termination of the Offering	The offering will conclude upon the earliest of (a) such time as all of the common stock has been sold pursuant to the registration statement or (b) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of Proceeds	We are not selling any shares of common stock in this offering, and, as a result, will not receive any proceeds from this offering. We will, however, receive proceeds in the event that some or all of the warrants held by selling security holders are exercised for cash. To the extent that selling security holders exercise all of the warrants covering the 9,009,712 shares of common stock registered for resale under this prospectus for cash, we would receive $3,774,928 in the aggregate for such exercises. The proceeds from the exercise of such warrants, if any, will be used for working capital and other general corporate purposes.

No Present Public Market for our Common Stock	Our common stock is presently not traded or quoted on any market or securities exchange and we have not applied for listing or quotation on any public market.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford to lose their entire investment. See “Risk Factors” beginning on page 4.

The common stock offered for resale under this prospectus may be sold by the selling security holders in the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the shares of common stock they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares of common stock is provided in the sections of this prospectus captioned “Selling Security Holders,” and “Plan of Distribution,” respectively. We will not receive any of the proceeds from those sales. However, should the selling security holders, in their discretion, exercise any of the Series A Common Stock Purchase Warrants or Series B Common Stock Purchase Warrants for cash, we would receive the proceeds from such exercise. The registration of the shares of common stock for resale pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling security holders, or that any of the Series A Common Stock Purchase Warrants or Series B Common Stock Purchase Warrants will be exercised.

Summary of Comparative Financial Information

Set forth below is selected information derived from (a) the audited condensed statement of operations of Net Talk.com, Inc. for the years ended September 30, 2008 and September 30, 2007, and (b) the audited condensed balance sheet of Net Talk.com, Inc. as of September 30, 2008 and September 30, 2007, all of which are included elsewhere in this prospectus. You should read the information set forth below together with the financial statements and the notes presented therewith contained in this prospectus.

NET TALK.COM, INC.

(A Development Stage Enterprise)

Summary Financial Information

	Year Ended September 30,
	2008	2007
Statement of Operations data:
Revenue	—	—
Total operating expenses	2,171,563	—
Loss from operations	(2,171,563)	—
Other expenses	(32,505)	—
Income taxes benefit	8,033	—
Income (loss) from discontinued operations	186,128	(446,496)
Net Income	(2,009,907)	(446,496)
Earning (loss) per share (basic and diluted)

Continuing Operations:
Basic and diluted	(2.10)	—

Discontinued Operations:
Basic	0.18	(0.74)
Diluted	0.04	(0.74)

	As of September 30,
	2008	2007
Balance sheet data:
Working capital	319,040	(186,128)
Current assets	342,793	34,988
Total assets	1,949,033	34,988
Current liabilities	23,753	221,116
Total liabilities	2,107,568	221,116
Shareholders’ deficit	(158,535)	(186,128)

Total Liabilities and Shareholders deficit	1,949,033	34,988

RISK FACTORS

An investment in our common stock involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment.

Risks Relating To Our Business

We have a limited operating history upon which you can evaluate our business.

We are a development stage company with very limited operating history. From our incorporation in May 2006, until December 2007, we were principally engaged in providing advertising through interactive, audiovisual, information and advertising portals located in high-traffic indoor venues. We only entered the VoIP and telecommunications industry in September 2008. Our limited operating history will make it difficult, if not impossible, to predict future operating results and to assess the likelihood of our business success. Risks and issues inherent in the establishment and expansion of a new business enterprise which we face include, among others, problems of entering new markets, marketing our services, hiring and training personnel, acquiring reliable facilities and equipment, and implementing operational controls. As a development stage company, we are also subject to risks and levels of risk that are often greater than those encountered by companies with established operations and relationships. Development stage companies often require significant capital from sources other than operations. Since we are a development stage company, our management and employees will shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business. We cannot give you any assurance that we will successfully address these risks. Our prospects must be considered speculative, which may limit our ability to encourage further investment in our Company.

We may not be able to implement our business strategies, which could impair our ability to continue operations.

Implementation of our business strategies will depend, in large part, on our ability to (i) attract a significant number of customers; (ii) effectively introduce acceptable services to our customers; (iii) obtain adequate financing on favorable terms to fund our business strategies; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; (vi) continue to operate with increasing competition in the telecommunications industry; and (vii) establish, develop and maintain name recognition. Our inability to obtain or maintain any or all these factors could impair our ability to implement our business strategies successfully, which could have material adverse effects on our results of operations and financial condition.

We may be unsuccessful in managing our growth, which could prevent us from becoming profitable.

While it may not be realized, we are planning for significant growth for the foreseeable future. Our growth may place a significant strain on our management, financial and operating resources. Failure to manage this growth effectively could have a material adverse affect on our financial condition or results of operations. Part of our business strategy may be to acquire assets or other companies that will complement our existing business. We are unable to predict whether or when any material transaction will be completed should negotiations commence. If we proceed with any such transaction, we may not effectively integrate the acquired operations with our own operations. We also may seek to finance any such acquisition by debt financings or issuances of equity securities, and such financing may not be available on acceptable terms or at all.

Our financial condition and growth depends on the successful integration of our new products and technology. If we cannot effectively integrate technology and new products, we will experience material negative consequences to our business, financial condition and result of operations.

Our success will depend, in large part, on our ability to realize the anticipated new product technology, synergy with existing product development and grown opportunities from integrating new technology. Even if we are able to integrate new technology successfully, there can be no assurance that this integration will result in the realization of the full benefit of synergies, cost savings and growth opportunities available from this technology. Our strategy is to develop and bring to market new technology, but there can be no assurance that we will be able to implement that strategy successfully.

Without obtaining adequate capital funding, we may not be able to continue as a going concern. The failure to secure the necessary additional capital funding would require us to limit operations, which could have an adverse impact on its ability to develop its business as currently planned.

We will require additional financing in 2009 to fund our operations. We cannot assure you that it will be successful in obtaining additional required capital. If we are unable to obtain adequate capital funding in the future, we may not be able to continue as a going concern, which would have an adverse effect on our business and operations, and the value of an investors’ investment with us may decline.

We have prepared our financial statements under the presumption that we will continue as a going concern for a reasonable period. However, we are currently in our development stage during which, we are devoting substantially all of our efforts in developing limited product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. Accordingly, we have not generated revenue nor do we expect to generate revenue until approximately March 2009. During the years ended September 30, 2008 and 2007, we generated net losses of $(2,009,907) and $(446,496), respectively, and used cash in our operations in the amounts of $(110,508) and $(446,496). These conditions and negative trends raise substantial doubt about our ability to continue as a going concern.

If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

We believe that our currently available working capital will be sufficient to continue our business for at least the next four to six months. Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through the acquisition of new companies, the depletion of our working capital would be accelerated. To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the Company or disadvantageous to our existing shareholders.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the Company or disadvantageous to our existing shareholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.

We are dependent on key personnel and need to hire additional qualified personnel. Were we to lose our directors and officers, we would be forced to expend significant time and money in the pursuit of replacements, which would result in both a delay in the implementation of our business plan and the diversion of working capital.

Our success depends to a critical extent on the continued efforts of Mr. Anastasios Kyriakides, our Chief Executive Officer, Secretary, and member of the Board of Directors, Mr. Bill Rodriguez, our Chief Financial Officer and Member of the Board of Directors, Leo Manzewitsch, our Chief Technology Officer and Member of the Board of Directors, and Kenneth A. Hosfeld our Executive Vice President and Member of the Board of Directors. The loss of any of these officer’s services could have a material adverse affect on the business, results of operations and our financial condition. Our future success also depends on our continuing ability to attract and retain highly qualified technical and managerial personnel. We do not carry key person life insurance on either of our senior management personnel.

The market for our services is highly competitive, which could have a material adverse affect on our business, results of operations and financial condition.

We operate in a highly competitive environment and compete with large, established telecommunication and VoIP providers, such as traditional phone and Internet providers. Many of these organizations have substantial financial and other resources and, as a consequence, are able to compete on a long-term basis within the market segment which we serve. We cannot assure you that we will be able to compete successfully against current and future competitors or that competitive pressures will not materially and adversely affect our business, financial condition and results of operations.

We will initially have a limited product/service offering, which presents a greater risk of loss than more diversified companies.

Initially, we intend to focus our revenues on limited product and services such as the Almost Free Phone. Compared to more diversified competitors who offer multiple telecommunication and VoIP services, we will initially be at a disadvantage. We do intend to broaden our product and service offerings in the future.

We are dependent upon the creditworthiness of our customers.

We depend on the creditworthiness of our customers. As such, we may incur losses if they fail to perform under their contracts. If defaults occur, these defaults would have a negative effect on our financial condition as well as our ability to obtain additional funding. We cannot assure you that our experience, criteria or procedures will afford adequate protection against these risks.

We may not be able to protect our intellectual property or may be inadvertently infringing on others’ intellectual property rights.

We regard our intellectual property and other trade secrets as important. Any patent, trademark, confidentiality agreements, and various other measures we take to protect our intellectual property from use by others may not be effective for various reasons. Because the value of our Company and common stock is in part rooted in our proprietary intellectual property rights, our inability to protect these rights, or gain a competitive advantage from such rights, could have a material, adverse effect on our business.

In addition, we may inadvertently be infringing on the proprietary rights of other persons and may be required to obtain licenses to certain intellectual property or other proprietary rights from third parties. Such licenses or proprietary rights may not be made available under acceptable terms, if at all. If we do not obtain required licenses or proprietary rights, we could encounter delays in product development or find that the development or sale of products requiring such licenses is foreclosed.

Our success is dependent upon our ability to meet the technology demands of our customers.

Our ability to continue to increase sales and use of our services is dependent on the advancement of our existing technology. In order to obtain and maintain a significant market share, we are required to continually make advances in technology. Any failures in such research and development efforts could result in significant delays in product development and have a materially adverse effect on our success.

If VoIP technology fails to gain acceptance among our consumer base, our ability to grow our business will be limited.

The market for VoIP services is continuing to evolve rapidly. Our intent is to generate most of our revenue from the sale of VoIP services and related products to our customers. As VoIP technology becomes more mainstream and widely used, we hope the demand for our services will grow. However, in order for our business to grow and become profitable, VoIP technology must gain acceptance among mainstream consumers. Our business plan is to reach mainstream customers through television advertising. However, if we are unable to convince consumers to accept this technology, our business will fail.

Regulation of VoIP services is developing and therefore uncertain, and current or future legislative, regulatory or judicial actions could adversely affect our business and expose us to liability.

The United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. For example, in recent years the Federal Communications Commission has issued several regulations that affect VoIP providers. Both the application of existing rule to us and our competitors and the effects of future regulatory developments are uncertain.

Any current or future legislative, judicial or other regulatory actions could negatively affect our business. Furthermore, we are currently subject to certain rules and regulations applicable to telecommunications providers in Florida, our state of incorporation. If we become subject to similar rules and regulations in other states, we may incur significant compliance costs. As a result, we may have to restructure our service offerings, exit certain markets or raise the price of our services, any of which could cause our services to be less attractive to customers. In addition, future regulatory developments could increase our cost of doing business and limit our growth plan.

Increased regulation or competition may limit the prices we are able to charge for certain telecommunication products and services. Any such limitation would result in a loss of revenues.

We operate in a highly competitive market and one which is become increasingly regulated by federal and state authorities. If our competitors substantially lower prices for similar services, we will have to lower our prices to remain competitive. Similarly, if regulations are put into to place limiting the amount we may charge for our services, we will have to abide by those regulations. Any change in the amount we are able to charge for our products and services will result in a loss of revenues.

Risks Relating To an Investment in Our Securities

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of a registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. As of the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

The market price for our common shares, if listed, is likely to be highly volatile given our status as a relatively unknown development stage company, limited operating history, and lack of revenues or profits to date, which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price which will prevail in the trading market, if a trading market is ever established. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you. The volatility in our common share price may subject us to securities litigation.

The market price of our common stock, if listed, is likely to be highly volatile and could fluctuate widely in price in response to various factors. First, if our common stock is listed, we will likely have relatively few common shares outstanding in the “public float” since most of our shares are held by a small number of shareholders. In addition, if listed, our common shares will likely be sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of revenues or profits to date, and the uncertainty of future market acceptance for our services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources from operations. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; development of a successful marketing program; acceptance of our services; government regulations and approvals; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.

If our shares become quoted on the OTC Bulletin Board, our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

State Securities Laws may limit the ability of purchasers to re-sell their shares.

Under the securities laws of some states, securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Since a limited number of shareholders currently beneficially own the majority of our outstanding common shares, those shareholders will retain the ability to control our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders. This concentration of ownership could discourage or prevent a potential takeover of our Company which might otherwise result in you receiving a premium over the market price for your common shares.

A limited number of our shareholders own a majority of our outstanding common shares. As of February 9, 2009, 6 shareholders beneficially owned or controlled 6,857,950 shares of our common stock, representing 78.4% of our outstanding shares of common stock. By virtue of their shareholdings, our principal shareholders will be able to elect members of our board of directors, control our management and affairs and cause or prevent corporate transactions such as mergers, consolidation or the sale of all or substantially all of our assets. The interests of our principal shareholders may differ from that of other shareholders, with the result that our principal shareholder may cause us to enter into transactions that may not be viewed as favorable to our other shareholders.

There are no foreseeable dividends on our common shares.

We do not anticipate paying any dividends on our common shares in the foreseeable future. Rather, we plan to retain earnings, if any, for the operation and expansion of our business.

Our issuance of additional common shares or preferred shares, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights. Our issuance of preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights which could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our Company which might otherwise result in you receiving a distribution or a premium over the market price for your common shares.

We are entitled, under our articles of incorporation, to issue up to 300,000,000 common shares. After taking into consideration our outstanding common and preferred shares as of February 9, 2009, and our common shares reserved for issuance upon exercise or conversion of our outstanding derivative securities, we are entitled to issue up to 266,500,488 additional common shares. Our board may generally issue those common shares, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans. We cannot give you any assurance that we will not issue additional common shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

We have issued warrants for a significant number of shares of our common stock, which, if exercised or converted, may adversely affect the market price of our common stock.

As of February 9, 2009, there were outstanding warrants to purchase 14,379,712 shares of our common stock at exercise prices ranging from $0.25 to $0.50 per share. The exercise of outstanding warrants and the potential sale in the public market of the shares acquired, may have a dilutive effect on our common stock and may result in a decrease in the market price of our common stock.

The existence of our outstanding warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, because the holders of warrants may exercise or convert them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding warrants. The warrants also contain anti-dilution provisions that are triggered upon any issuance of securities below a certain price for our common stock. In the event that these anti-dilution provisions are triggered in the future, we would be required to reduce the exercise price, and increase the number of shares underlying those warrants, which would have a dilutive effect on our stockholders.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain provisions which eliminate the liability of our directors for monetary damages to our Company and shareholders to the maximum extent permitted under Florida corporate law. Our bylaws also require us to indemnify our directors to the maximum extent permitted by Florida corporate law. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

FORWARD-LOOKING STATEMENTS

In this prospectus we make a number of statements, referred to as “forward-looking statements,” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions. When reading any forward looking statement, you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:

•	whether or not a market for our products and services develop and, if a market develops, the pace at which it develops;

•	our ability to successfully sell our products and services if a market develops;

•	our ability to attract the qualified personnel to implement our growth strategies;

•	our ability to develop sales and marketing capabilities;

•	the accuracy of our estimates and projections;

•	our ability to fund our short-term and long-term financing needs;

•	changes in our business plan and corporate strategies; and

•	other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Plan of Operation.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our Company and our business made elsewhere in this prospectus, as well as other public reports filed with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling security holders named in this prospectus. As a result, all proceeds from the sale of the common stock will be retained by the selling security holders, and will not be paid or remitted or otherwise made available to our Company. To the extent that the selling security holders exercise, for cash, all of the Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants and purchase the 9,099,712 shares of common stock registered for resale under this prospectus, we would receive approximately $3,774,928 in the aggregate from such exercise. We intend to use such proceeds for working capital and other general corporate purposes. We will incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

As there is no public market for our common stock, we fixed the benchmark offering by reference to our most recent private offering of our common stock, which was effected at $0.25 per share. The selling security holders will sell their common stock at the price of $0.25 per share, until our common stock is quoted on the Over The Counter Bulletin Board (the “OTCBB”) or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling security holders named in this prospectus. Although we anticipate the trading of our common stock on the OTCBB, there can be no assurances that our common stock will be approved for trading on the OTCBB, or any other trading exchange. The OTCBB operates as a dealer system. As a result, all securities being quoted on the OTCBB must be sponsored by a participating market maker that registers the security by completing a Form 211 unless an exemption applies. The market maker must submit a Form 211 to the FINRA OTC Compliance Unit along with two copies of the required issuer information prior to publication of a quote on the OTCBB. Once cleared, Nasdaq Market Data Integrity will notify the market maker that it has been registered in the security and may enter a quote. There can be no assurances that our common stock will be approved to trade on the OTCBB, or any other exchange.

DILUTION

None.

SELLING SECURITY HOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock by the selling security holders as of February 9, 2009. The table further sets forth (i) the name of each selling security holder who is offering the resale of shares of common stock, (ii) the number of shares of common stock that may be sold in this offering; (iii) the number of shares of common stock to be beneficially owned by each selling security holder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each selling security holder; and (iv) if one (1%) percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each selling security holder after the completion of this offering assuming the sale of all of the shares of common stock offered by each selling security holder. The percentage of beneficial ownership reported in the following table is based upon 8,719,800 shares of our common stock which were outstanding on February 9, 2009. Except as noted below, none of the selling security holders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

TABLE OF SELLING SECURITY HOLDERS

Name of Selling SecurityHolder	Securities Owned By Selling Security Holders Prior to Offering(1,2)				Securities Being Offered By Selling Security Holders				Securities Beneficially Owned By Selling Security Holders After the Offering (3)
	Common Stock (direct ownership)		Common Stock issuable upon conversion or exercise of derivative securities (indirect ownership)		Common Stock (direct ownership)		Common Stock issuable upon conversion or exercise of derivative securities (indirect ownership)		Common Stock to be Beneficially Owned After Offering		Percentage Assuming All Shares Offered are Sold
	(a	)	(b	)	(c	)	(d	)	(e	)	(f )
John F. Bruels	200		1,088		200		1,088		0		0
Nancy Chad	500		2,720		500		2,720		0		0
Debra J. Agnello	200		1,088		200		1,088		0		0
Noel A. Hoover	200		1,088		200		1,088		0		0
James E. Miller	200		1,088		200		1,088		0		0
Theodore R.E. Fraley	200		1,088		200		1,088		0		0
Laurence Hunt	200		1,088		200		1,088		0		0
Walter I. Percy	200		1,088		200		1,088		0		0
Phyllis H. Busansky	200		1,088		200		1,088		0		0
Neal A. Sivyer	200		1,088		200		1,088		0		0
Apogee Financial Investments, Inc.(4)	60,000		326,400		60,000		326,400		0		0
Eric C. Coulter	200		1,088		200		1,088		0		0
Timothy M. Bobanic	200		1,088		200		1,088		0		0
Robin C. Hoover(5)	113,250		616,080		113,250		616,080		0		0
Frank E. Brown	400		2,176		400		2,176		0		0
Peter & Desiree Ivenson, JTWROS	200		1,088		200		1,088		0		0
Denise H. Brown	200		1,088		200		1,088		0		0
Alan Robert Mole	200		1,088		200		1,088		0		0
Max H. Beardslee	200		1,088		200		1,088		0		0
Fred M. & Joan M. Halbig, JTWROS	20,000		108,800		20,000		108,800		0		0
John L. Walsh	200		1,088		200		1,088		0		0
Robert Zenner	40,000		217,600		40,000		217,600		0		0
Carmine D. D’Amico	20,000		108,800		20,000		108,800		0		0
Samuel A. McClain	40,000		217,600		40,000		217,600		0		0
Melvin L. & Louise D. Temares	20,000		108,800		20,000		108,800		0		0
James Desotelle	500		2,720		500		2,720		0		0
Perry B. & Ann M. Sells, JTWROS	20,000		108,800		20,000		108,800		0		0
Chad Garrett	20,000		108,800		20,000		108,800		0		0
Dale E. & Marilyn Phillips, JTWROS	10,000		54,400		10,000		54,400		0		0
Gregg M. Kuchar	10,000		54,400		10,000		54,400		0		0
Jacques J. Marcotte	40,000		217,600		40,000		217,600		0		0
Vanguard Fiduciary Trust Company, Custodian FBO Jacques J. Marcotte IRA	40,000		217,600		40,000		217,600		0		0
Joseph Jacob Living Trust	4,000		21,760		4,000		21,760		0		0
Ronald J. Rule, Jr.	1,005,000		27,200		5,000		27,200		1,000,000		11.46%
Jess Tucker	20,000		108,800		20,000		108,800		0		0
Edwin McGusty	10,000		54,400		10,000		54,400		0		0
Maria & Anastasios Kyriakides, JTWROS (6)	2,110,000		54,400		10,000		54,400		2,100,000		24.08%
Natalie Collins	20,000		108,800		20,000		108,800		0		0
Gator DJD Holdings, Inc. (7)	10,000		54,400		10,000		54,400		0		0
Iseal Aponte	150,000		0		150,000		0		0		0
Strategic Capital Advisors, Inc. (8)	10,000		54,400		10,000		54,400		0		0
Midtown Partners & Co., LLC (9)	22,950		1,004,848		22,950		124,848		880,000		9.17%
Vicis Capital Master Fund (10)	0		20,800,000		0		6,000,000		14,800,000		62.93%
TOTAL	3,819,800		24,779,712		719,800		9,099,712		18,780,000

*	Less than 1%
1.	The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares as to which the selling security holder has the right to acquire within sixty (60) days.
2.	The percentage of beneficial ownership reported in the table is based upon 8,719,800 shares of our common stock which were outstanding on February 9, 2009.
3.	Assumes all shares registered on this prospectus are sold.
4.	Richard Diamond has sole voting and investment control over the securities of Net Talk.com, Inc. owned by Apogee Financial Investments, Inc. Richard Diamond disclaims beneficial ownership of the securities of Net Talk.com, Inc. owned by Apogee Financial Investments, Inc., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose. Mr. Diamond is a member of the board of directors of the Company. Apogee Financial Investments, Inc. owns one hundred percent (100%) of Midtown Partners & Co., LLC.
5.	Robin C. Hoover served as a member of the board of directors of the Company and as its Chief Financial Officer from May 1, 2006 until September 10, 2008.
6.	Anastasios Kyriakides is a member of the board of directors of the Company and currently serves as the Company’s Chief Executive Officer.
7.	D. Jerry Diamond has sole voting and investment control over the securities of Net Talk.com, Inc. owned by Gator DJD Holdings, Inc. D. Jerry Diamond disclaims beneficial ownership of the securities of Net Talk.com, Inc. owned by Gator DJD Holdings, Inc., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.
8.	Robb Rill has sole voting and investment control over the securities of Net Talk.com, Inc. owned by Strategic Capital Advisors, Inc. Rob Rill disclaims beneficial ownership of the securities of Net Talk.com, Inc. owned by Strategic Capital Advisors, Inc., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.
9.	Midtown Partners & Co., LLC is a licensed broker-dealer and has certified to the Company that: (i) the above securities were purchased in the ordinary course of business and (ii) at the time of the purchase of the securities, there was no agreement or understanding, directly or indirectly, with any person to distribute the securities. Midtown Partners & Co., LLC is owned by Apogee Financial Investments, Inc.
10.	Shad Stastney, as the managing member of Vicis Capital, LLC which is the managing member of Vicis Capital Master Fund, has sole voting and investment control over the securities of Net Talk.com, Inc. owned by Vicis Capital Master Fund. Mr. Stastney disclaims beneficial ownership of the securities of Net Talk.com, Inc. owned by Vicis Capital Master Fund except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.

PLAN OF DISTRIBUTION

Timing of Sales

The selling security holders may offer and sell the shares of common stock covered by this prospectus at various times. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Agreements to Resell the Shares

No selling security holder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling security holders will sell their shares at an offering price of $0.25 per share until our shares are quoted on the Over The Counter Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling security holders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling security holders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares of common stock on any national exchange or to qualify our common stock for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling security holder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling security holders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling security holders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares of common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling security holders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Regulation M

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act will apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling security holder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling security holder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $55,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES

General

As of February 9, 2009, the Company had 8,719,800 shares of common stock outstanding, and no shares of preferred stock outstanding. The following description of the Company’s capital stock is a summary and is qualified by the provisions of the Company’s Articles of Incorporation and Bylaws, a copy of which are exhibits to the registration statement, of which this prospectus is a part. Our shares of common stock were held by 53 stockholders of record as of the date hereof.

Common Stock

The Company has 300,000,000 authorized shares of common stock. Holders of the Company’s common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one-half of the Company’s outstanding shares of common stock can elect all of the Company’s directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon the Company’s liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on any preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully paid, and nonassessable. In the event the Company were to elect to sell additional shares of common stock, holders of our common stock would have no right to purchase additional shares. As a result, the common stockholders’ percentage equity interest would be diluted.

The issued and outstanding shares of the Company’s common stock are fully paid and not liable for further call and assessment. Except as otherwise permitted by Florida law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

The par value of the common stock is $0.001.

Preferred Stock

The Company has 10,000,000 authorized shares of preferred stock. The Company may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financing, or other matters, as the Board of Directors deems appropriate. In the event that the Company determines to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Florida Secretary of State. The effect of this preferred stock designation power is that the Company’s Board of Directors alone, subject to federal securities laws, applicable blue sky laws, and Florida law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the Company’s stockholders, and may adversely affect the voting and other rights of the holders of the Company’s common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of the Company’s common stock, including the loss of voting control to others. As of the date hereof, the Company has not issued any shares of preferred stock.

The par value of the preferred stock is $0.001.

Options, Warrants and Other Securities Convertible into Common Stock

Series A Common Stock Purchase Warrants

As of February 9, 2009, there were Series A Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 3,262,912 shares of common stock at an exercise price of ($0.25) per share. Each Series A Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Series B Common Stock Purchase Warrants

As of February 9, 2009, there were Series B Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 6,000,000 shares of common stock at an exercise price of ($0.50) per share. Each Series B Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Series C Common Stock Purchase Warrants

As of February 9, 2009, there were Series C Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 4,400,000 shares of common stock at an exercise price of ($0.50) per share. Each Series C Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Series BD Common Stock Purchase Warrants

As of February 9, 2009, there were Series BD Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 880,000 shares of common stock at an exercise price of ($0.50) per share. Each Series BD Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

12% Senior Secured Convertible Debentures

As of February 9, 2009, Vicis Capital Master Fund held 12% Senior Secured Convertible Debentures in the aggregate principal amount of $1,500,000 (the “Debentures”). The maturity date of the Debentures is September 10, 2010 and each Debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The Debentures convert into shares of the Company’s common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The Debentures are secured by a lien in all of the assets of the Company.

As of February 9, 2009, Vicis Capital Master Fund held 12% Senior Secured Convertible Debentures in the aggregate principal amount of $1,100,000 (the “Debentures”). The maturity date of the Debentures is January 30, 2011 and each Debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The Debentures convert into shares of the Company’s common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The Debentures are secured by a lien in all of the assets of the Company.

Registration Rights

The Company entered into a Registration Rights Agreement in October 2006 to register its common stock, including the common stock underlying the Series A Common Stock Purchase Warrants, for resale with the United States Securities and Exchange Commission (“SEC”) for the benefit of purchasers of the Company’s common stock and Series A Common Stock Purchase Warrants. The Registration Rights Agreement provides for the issuance of additional Series A Common Stock Purchase Warrants to the purchasers as a penalty if the Company fails to file a registration statement with the SEC covering the resale of these securities within the specified time requirements set forth in the Registration Rights Agreement (the “Filing Penalty”) or if the registration statement is not declared effective within a specified time (the “Effective Date Penalty”). The Company never filed a registration statement covering the resale of these securities. As such, the Company issued Series A Common Stock Purchase Warrants for the purchase of 863,712 shares of common stock as liquidated damages under the Registration Rights Agreement to the purchasers (this amount represents the maximum penalty permitted under the Registration Rights Agreement). Please see page II-2, under the heading “2006 Common Stock Offering,” for a more complete description of the Company’s obligations under the Registration Rights Agreement.

The Company entered into a Registration Rights Agreement dated September 10, 2008 to register the common stock underlying the 12% Senior Secured Convertible Debentures and the Series B Common Stock Purchase Warrants for resale with the SEC for the benefit of purchasers of the Company’s 12% Senior Secured Convertible Debentures and Series B Common Stock Purchase Warrants. The Registration Rights Agreement provides the holders of the Debentures and the Series B Common Stock Purchase Warrants with piggy-back registration rights. As such, if the Company registers any of its securities for public sale, including pursuant to any stockholder-initiated demand registration (but excluding any registration statement filed on Form S-4 or S-8), these holders have the right to include their shares in the registration statement. Please see page II-3, under the heading “2008 Convertible Debenture Offering,” for a more complete description of the Company’s obligations under the Registration Rights Agreement.

The Company entered into Registration Rights Agreements dated January 30, 2009 and February 6, 2009, respectively, to register the common stock underlying the 12% Senior Secured Convertible Debentures, the Series C Common Stock Purchase Warrants and the Series BD Common Stock Purchase Warrants for resale with the SEC for the benefit of purchasers of the Company’s 12% Senior Secured Convertible Debentures, Series C Common Stock Purchase Warrants and Series BD Common Stock Purchase Warrants. The Registration Rights Agreement provides the holders of the

Debentures, the Series C Common Stock Purchase Warrants and the Series BD Common Stock Purchase Warrants with piggy-back registration rights. As such, if the Company registers any of its securities for public sale, including pursuant to any stockholder-initiated demand registration (but excluding any registration statement filed on Form S-4 or S-8), these holders have the right to include their shares in the registration statement. Please see page II-3, under the heading “2009 Convertible Debenture Offering,” for a more complete description of the Company’s obligations under the Registration Rights Agreement.

Anti-Takeover Provisions

The Florida Control Share Act (the “FCSA”) generally provides that shares acquired in a control share acquisition will not possess any voting rights unless such voting rights are approved by a majority of the corporation’s disinterested shareholders. A “control share acquisition” is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares of a publicly held Florida corporation. “Control shares” are shares which, except for the FCSA, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person immediately after acquisition of such shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges: (i) at least 20% but less than 33.33% of all voting power; (ii) at least 33.33% but less than a majority of all voting power; or (iii) a majority or more of all voting power.

Under the FCSA, a Florida corporation may expressly opt out of the application of the terms of the FCSA in its bylaws, in which case the shares acquired in a control share acquisition will automatically possess full voting rights without the requirement of the approval of a majority of the corporation’s disinterested shareholders. We have not opted out of the FCSA in our bylaws.

Transfer Agent

The Company’s transfer agent is Fidelity Transfer Company, 8915 S. 700 E., Suite 102, Sandy, Utah 84070.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock of Net Talk.com, Inc. will be passed upon for Net Talk.com, Inc. by Bush Ross, P.A.

The balance sheets of Net Talk.com, Inc. as of September 30, 2008 and 2007 and the statements of operations, cash flows, and stockholders’ equity for the years ended September 30, 2008 and 2007, and included in the registration statement on Form S-1, of which this prospectus forms a part, have been included herein in reliance on the reports of KBL, LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The balance sheets of Interlink Global Corporation as of December 31, 2007 and 2006 and the statements of operations, cash flows, and stockholders’ equity for the years ended December 31, 2007 and 2006, and included in the registration statement on Form S-1, of which this prospectus forms a part, have been included herein in reliance on the reports of Dohan and Company, CPAs, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting. The balance sheets of Interlink Global Corporation as of September 30, 2008 and 2007 and the statements of operations, cash flows, and stockholders’ equity for the nine-months ended September 30, 2008 and 2007, and included in the registration statement on Form S-1, of which this prospectus forms a part, have been included herein in reliance on the review report of Dohan and Company, CPAs, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

INFORMATION ABOUT NET TALK.COM, INC.

DESCRIPTION OF THE COMPANY’S BUSINESS

History and Overview

We are a Florida corporation, incorporated on May 1, 2006 under the name Discover Screens, Inc. (“Discover Screens”).

Prior to September 10, 2008, we were known as Discover Screens, a development-stage company, dedicated to providing advertising through interactive, audiovisual, information and advertising portals located in high-traffic indoor venues. Our name and business operations changed in a series of transactions beginning in December of 2007. In an asset purchase agreement dated December 30, 2007, we sold all of the assets associated with the advertising business as a going concern to Robert H. Blank, who was then our President and Chief Operating Officer. Following that transaction, we ceased all existing operations, and from December 30, 2007 to September 9, 2008, we owned nominal assets and generated no revenue. In February of 2008, Mr. Blank resigned as officer and director.

On September 9, 2008, Robin C. Hoover, our sole remaining officer and director, appointed four new members to the Board of Directors, Anastasios Kyriakides, Kenneth Hosfeld, Guillermo Rodriguez and Leo Manzewitsch. Mr. Hoover then resigned as an officer and director. Mr. Richard Diamond was appointed by the Board of Directors to fill the vacancy left by Mr. Hoover’s resignation.

By articles of amendment to the articles of incorporation filed with the Florida Secretary of State on September 10, 2008, we changed our name from Discover Screens, Inc. to Net Talk.com, Inc. On September 10, 2008, we entered into a Contribution Agreement with Vicis Capital Master Fund (“Vicis”) by which Vicis contributed certain operating assets to the Company in exchange for (a) a 12% Senior Secured Convertible Debenture in the principal amount of $1,000,000; and (b) a Series B Warrant to purchase 4,000,000 shares of common stock of the Company. Also on September 10, 2008, the Company entered into a Securities Purchase Agreement with Debt Opportunity Fund, LLP (“DOF”) by which DOF purchased (a) a 12% Senior Secured Convertible Debenture in the principal amount of $500,000; and (b) a Series B Warrant to purchase 2,000,000 shares of Common Stock of the Company.

Currently, our business is to provide products and services that utilize Voice Over Internet Protocol, which we refer to as “VoIP”. VoIP is a technology that allows the consumer to make telephone calls over a broadband internet connection instead of using a regular (or analog) telephone line. VoIP works by converting the user’s voice into a digital signal that travels over the internet until it reaches its destination. If the user is calling a regular telephone line number, the signal is converted back into a voice signal once it reaches the end user. Our business model is to develop and commercialize software technology solutions for cost effective, real-time communications over the internet and related services. Our portfolio of VoIP products and services is the foundation of our business model.

Our Products

At this time, our main product under development is the “TK 6000”. This product is designed to meet specifications unique to each customer’s existing equipment. It will allow the customer full mobile flexibility by being able to take internet interface anywhere the customer has an internet connection. The TK 6000 has the following features:

•

A Universal Serial Bus (“USB”) connection allowing the interconnection of the TK 6000 to any computer. The USB connection results in shared power between the TK 6000 and the host computer so that the TK 6000 can work virtually anywhere, without the need for external power;

•	In addition to the USB power source option, the TK 6000 will also have an external power supply allowing the phone to independently power itself when not connected to a host computer;

•

Unlike most VoIP telephone systems, the TK 6000 has a stand alone feature allowing it to be plugged directly into a standard internet connection. This allows the TK 6000 to work independently without requiring a host computer;

•	The TK 6000 is a compact, space-efficient product. It is approximately 3 1/2 inches long by 2 inches high by 0.7 inches deep, slightly bigger than a standard size smart phone.

The TK 6000 has an interface component so that the customer can purchase multiple units that can communicate with each other allowing simultaneous ringing from multiple locations.

Our Services

•

Text to phone reminder service. We are currently developing a service that will allow VoIP to synchronize with the customer’s data base schedule management system (such as Microsoft Office Outlook©). Our goal is to develop a service that will call the customer at a pre-designated time to provide an audio reminder of that day’s agenda to the customer. By offering this service at a low price point of less than five dollars per month we hope to appeal to a broad customer base. This software that will power this service is currently in the beta testing phase.

•

Free conference server. This product is currently under development. Although the hardware and software needed to launch this product is prepared, we are in the process of creating a new set of interactive voice responses for this service.

•

Future Voice Message Delivery. This service will allow the user to record a voice message which will be delivered to a recipient at a later date and time specified by the user. This service uses the hardware and software developed for use in the free conference server, but will require a different set of interactive voice responses.

•

Speech to text services for the hearing impaired. This is a stand alone service that will allow the hearing impaired to receive real time conversion of incoming voice signals into text displayed on an incorporated display panel. This service is part of the second stage in our development plan. It is our intent to have this product available for consumer use in the fourth quarter 2009.

The Industry

In the past decade, the use of the internet for all purposes has exploded. For example, a May 2008 survey conducted by the Pew Internet and American Life Project reported that seventy-three percent of American adults responded yes when asked whether they used the internet, at least occasionally. Similar polls report that use of the internet for file sharing, video downloading and emailing is increasing exponentially.

VoIP is a technology that enables communications over the internet through the compression of voice, video and/or other media into data packets that can be efficiently transmitted over data networks and then converted back into the original media at the other end of the transmission. Since the introduction of the first VoIP technology in the mid 1990s, the quality and clarity of VoIP connections have continued to evolve and improve. Perhaps the biggest jump in VoIP quality came with the introduction of SIP, or Session Initiation Protocol. SIP is a text-based protocol suitable for integrated voice-data applications. Today SIP is the predominant industry standard for establishing multimedia communications over the Internet. As the clarity and quality of VoIP services have increased, so has the acceptance of VoIP by consumers. Yankee Group, a technology research firm, reported that in 2006, consumer acceptance and use of VoIP grew by 125%. By the end of 2007, 9% of United States households subscribed to a VoIP service; a 4% increase from 2006.

As a result of the potential cost savings and added feature availability of VoIP, consumers, industry leaders and traditional telecommunication service providers see VoIP as the future of telecommunications. Factors that have been contributing to the boom in VoIP use include: (a) increased consumer demand for lower cost telephone services; (b) increased demand for long distance services as the market place becomes increasingly global; (c) improved reliability and quality of VoIP due to technological advances; and (d) innovations that allow services for VoIP users that are not available in traditional telephone services. These factor, and others, have resulted in various service providers and consumers exploring VoIP alternatives to traditional analog phone services.

Customers

We will market our products via infomercials, internet advertising and retailers. Our customers are small and medium size businesses and individual consumers.

Geographic Markets

Our primary geographic market is the United States, however, we serve customers worldwide.

Our Competition

We face a highly competitive market. The market for our services is evolving rapidly and is subject to shifting customer demands and the introduction of new products and services. Our current and potential competitors come from different market sectors and vary in size and scope with respect to the products and services that they offer or intend to offer in the future.

Perhaps our biggest competitor in the domestic market is traditional telephone service providers that are increasingly adding advanced service features to traditional telephone services. Domestic telephone providers have the advantage of having strong name recognition, large research and development budgets and exiting service and market networks.

In addition, numerous vendors sell products and services using VoIP technology. Our competitors use innovations such as Analogue Terminal Adapters, or ATAs, to connect an analogue telephone to a VoIP network. Sometimes referred to as VoIP Gateways, these devices are widely advertised and sold. Sales are conducted by many different methods, including internet and infomercial sales, and barriers to entry into the business are low.

We also face competition from alternative communication methods such as internet, fax providers and voice mail service providers. All of these products and services are competing for the same segment of the communication and telecommunications markets as we and our products will be trying to reach.

Many of our competitors may be better established, larger and better financed than us, and are able to use their visibility and substantial marketing resources to attract customers. In particular, many of our competitors are large, established network service providers that are able to market and distribute enhanced communication services within their already large base of subscribers. These competitors may be able to better meet customer demands for new technologies and increased services. We cannot assure you that our current and future competitors will not offer or develop products or services that are superior to ours or that our competitors will not achieve greater market acceptance than us or that we will be able to compete effectively against them.

However, we hope to differentiate our services from those offered by our competitors by offering exceptional customer service and lower cost alternatives. Our intent is to have our products be user friendly and convenient for our customers.

Order and Purchase Procedures

Prospective customers responding to television, radio or internet advertisements, are directed to call a toll-free “800” telephone number for information about our products and to place orders. Alternatively, potential customers are invited to gather information on our products by accessing one of our internet pages.

Callers speak to trained customer service representatives who provide the caller information on the different calling plans and services that we offer. The customer service representative works with the caller to find a plan that best fits their needs. Factors involved in this determination include: (a) whether the caller will be making primarily domestic or international calls; (b) the number of minutes per month the caller anticipates she or he will be using phone services; and (c) other phone services the user desires access to.

Shipping, Billing and Payment Procedures

Upon completion of a customer’s file and approval of the customer’s order, we ship the products ordered to the customer by U.S. mail.

Advertising

Our goal is to position ourselves as the supplier of choice for VoIP services. To that end, we intend to increase our advertising budget provided sufficient capital is available. This advertising will consist of mass marketing campaigns focusing on television infomercials for the South Florida market. Our target audience will be individual consumers and small businesses looking to lower their current cost of telecommunications.

Suppliers

We deal with major suppliers for our products. We have never experienced shortage of our products and our product costs are subject to market fluctuations.

Employees

We employ seven full-time and no part-time employees. At the present time we do not offer any employee benefit plans. We will be evaluating employee benefit plans in the near future. We are not affiliated with any union or labor pooling arrangements. Our growth in employees will be in the area of technical support and customer service.

Intellectual Property

Our intellectual property is primarily compromised of trade secrets, know-how, trademarks, domain names and technological innovations.

Our two primary trade marks are “Connecting the Globe” and “Connecting the World,” both of which are registered with the United States Patent and Trademark Office. We also have software under development by the Company’s employees, subcontractors and consultants.

The Company is presently in the process of filing patent applications with the United States Patent and Trademark Office for a few of its newly developed products, including TK 6000.

Research and Development

The Company is projecting it will spend approximately $120,000 in research and development expenditures for its new products, including TK 6000, during the next fiscal year.

Government Regulation

As a telecommunications supplier, we are subject to extensive government regulation. The majority of our government regulation comes from the Federal Communications Commission (the “FCC”).

Telecommunications is an area of rapid regulatory change. Changes in the laws and regulations and new interpretations of existing laws and regulations may affect permissible activities, the relative costs associated with doing business and amounts paid to us for our services. We cannot predict the future of federal, state and local regulations or legislation, including FCC regulations. Future legislative and regulatory changes could have a material adverse impact on us.

Federal Communications Commission Regulation

The FCC is an independent United States government agency. The FCC was established by the Communications Act of 1934 and is charged with regulating interstate and international communications by radio, television, wire, satellite and cable. The FCC’s jurisdiction covers all fifty states, the District of Columbia and U.S. possessions.

The FCC works to create an environment promoting competition and innovation to benefit communications customers. Where necessary, the FCC has acted to ensure VoIP providers comply with important public safety requirements and public policy goals.

For example, due to reports that some VoIP subscribers were unable to access 911 emergency services, in June 2005, the FCC imposed 911 obligations on providers of “interconnected” VoIP services – or those services that allow users generally to make calls to and receive calls from the regular telephone network. The FCC also limits interconnected VoIP providers’ use of customer proprietary network information (CPNI) such as your telephone calling records, and requires interconnected VoIP providers to protect such information from disclosure. The FCC also requires interconnected VoIP providers to contribute to the Universal Service Fund, which supports communications services in high-cost areas and for income-eligible telephone subscribers.

Interconnected VoIP providers must comply with the Commission’s Telecommunications Relay Services (TRS) requirements, including contributing to the TRS Fund used to support the provision of telecommunications services to persons with speech or hearing disabilities, and offering 711 abbreviated dialing for access to relay services. Interconnected VoIP providers and equipment manufacturers also must ensure that, consistent with Section 255 of the Communication Act, their services are available to and usable by individuals with disabilities, if such access is readily achievable.

Finally, the FCC now requires interconnected VoIP providers and telephone companies that obtain numbers from them to comply with Local Number Portability (LNP) rules. These rules allow telephone, and now VoIP, subscribers that change providers to keep the subscribers telephone numbers provided that they stay in the same geographic area. VoIP providers must also contribute to funds established to share LNP and numbering administrative costs among all telecommunications providers benefiting from these services.

The FCC monitors and investigates complaints against VoIP providers and, if necessary, can bring enforcement actions against VoIP providers that do not comply with applicable regulations.

State Telecommunication Regulation

We are also registered with the Florida Public Utilities Commission as a Competitive Local Exchange Carrier (“CLEC”) and InterExchange (“IXC”) Carrier.

In Florida, a “competitive local exchange carrier” is defined as any company, other than an incumbent local exchange company, certificated by the Public Service Commission to provide local exchange telecommunication services in the state of Florida on or after July 1, 1995. CLEC companies providing services in Florida after July 1, 1995, must be certificated by the Florida Public Service Commission, and competitive local exchange companies are required to file a price list specifying their rates and charges for basic local telecommunication services.

The Florida Public Services Commission describes Florida as a pro-competitive environment for CLEC providers. Some barriers to entry for CLEC companies include: (1) name recognition of incumbent local exchange companies; (2) building awareness of entrants and their services; (3) start-up costs; (4) operations and maintenance; and (5) customer service.

Florida, as well as other states, also regulates providers of Interexchange Telecommunications (“IXC”). The Florida Public Service Commission includes the following as examples of IXC providers: (1) operator service providers; (2) resellers; (3) switchless rebillers; (4) multi-location discount aggregators; (5) prepaid debit card providers; and (5) facilities based interexchange carriers. Section 364.02(13) of the Florida Statutes requires IXCs to provide current contact information and a tariff to the Florida Public Service Commission.

The Company has received CLEC registrations in 9 states including, Arkansas, Indiana, Illinois, Kentucky, Kansas, Montana, North Dakota, Texas and Washington. The Company has applied for CLEC and IXC registrations in other states, including Alabama, Georgia, Idaho, Iowa, Missouri, Nebraska, New York, Oregon, Utah, Wisconsin and Wyoming.

Bankruptcy

The Company has never been party to any bankruptcy proceeding.

DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 1100 NW 163rd Drive, Miami, Florida 33169. We are currently leasing those premises for $8,975 per month for a term that will expire on August 31, 2010. We have no other properties. The Company will be entering into lease arrangements to provide interconnection services in multiple states.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We currently plan to have our common stock quoted on the Over The Counter Bulletin Board (the “OTCBB”), subject to the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders

As of February 9, 2009, there were 53 registered holders or persons otherwise entitled to hold our common stock.

Outstanding Options, Warrants and Convertible Securities

As of February 9, 2009, there were 14,379,712 shares of our common stock subject to outstanding Series A Common Stock Purchase Warrants, Series B Common Stock Purchase Warrants, Series C Common Stock Purchase Warrants and Series BD Common Stock Purchase Warrants and 10,400,000 shares of our common stock issuable upon conversion of our 12% Senior Secured Convertible Debentures. Please see “Description of Securities” above for a fuller description of our options, warrants, and convertible securities.

Rule 144 Shares

Pursuant to Rule 144, after satisfying a six month holding period: (a) affiliated stockholders (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (b) non-affiliated stockholders may sell without such limitations, provided we have “current public information” available (as such term is defined in Rule 144). Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction.

We currently do not have current public information available about our Company. As such, only non-affiliates that have satisfied a one year holding period can sell our common stock pursuant to Rule 144. As of the date of this prospectus, 599,800 shares of our common stock are available for resale to the public in accordance with the requirements of Rule 144 of the Act.

Dividends

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the sole discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors, as our Board of Directors may deem relevant at that time. Our Board of Directors has the right to authorize the issuance of preferred stock, without further shareholder approval, the holders of which may have preferences over the holders of the common stock as to the payment of dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not adopted any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

Our Management’s Discussion and Analysis should be read in conjunction with our financial statements included in this prospectus.

Background

Prior to September 10, 2008, we were engaged in the development of advertising services and strategies. On September 10, 2008, at the time we acquired the Interlink Asset Group, discussed below, our management and Board of Directors committed to the discontinuance and disposal of our advertising business. We disposed of this asset to be able to concentrate our efforts exclusively on the deployment of the TK6000 Product Offering. We concluded that the advertising business constituted a component of our business, as defined in SFAS 144 Accounting for the Impairment or Disposal of Long-Lived Assets, and have presented the unit in the accompanying financial statements on the basis that (a) the operations and cash flows of the component have been eliminated from our ongoing operations as a result of the disposal transaction and (b) we have no significant continuing involvement in the operations of the component after the disposal transaction. On September 10, 2008, we sold the advertising business resulting in a gain on sale of $168,083.

On September 10, 2008, we acquired certain tangible and intangible assets, formerly owned by Interlink Global Corporation (“Interlink”), (the “Interlink Asset Group”) directly from Interlink’s creditor who had seized the assets pursuant to a Security and Collateral Agreement. Our purpose in acquiring these assets, which included employment rights to the executive management team of Interlink, was to advance the TK 6000 VoIP Technology Program, which Interlink launched in July 2008. Accordingly, these assets substantially comprise our current business assets and the infrastructure for our future continuing operations. Contemporaneously with this purchase, we executed an Assignment and Intellectual Property Agreement with Interlink that served to perfect our ownership rights to the assets. The transfer of the Interlink Asset Group required us to determine whether the group of assets constituted a business, and accordingly, required accounting under Statement of Financial Accounting Standards No. 141 Business Combinations (SFAS 141) or whether the group of assets did not constitute a business and, accordingly, required accounting under other standards, including Statement of Financial Accounting Standards No. 142 Goodwill and Intangible Assets (SFAS 142). This determination is required to be made by reference (by analogy) to guidance in EITF No. 98-3 Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or a Business (EITF 98-3). We accounted for the acquisition of the Interlink Asset Group as an acquisition of productive assets and not as a business. In applying the guidance of EITF 98-3, a business is a self sustaining, integrated set of activities and assets conducted and managed for the purpose of providing a return to investors and, further, must consist of inputs, processes applied to those inputs, and resulting outputs that are used to generate revenues. Based upon the guidance of EITF 98-3, the Interlink Asset Group (i) did not possess the inputs because, on the date of the acquisition, the critical asset (TK 6000 offering) had not achieved a proven level of technological feasibility and (ii) did not possess the outputs because, on the date of the acquisition, the assets did not include a revenue generating offering and, therefore, no ability to access customers. Further, we are unable to overcome the general presumption in EITF 98-3 that a development stage enterprise is presumed not to be a business.

We have evaluated the substance of the exchange for purposes of identifying all assets acquired. The recognition of goodwill is not contemplated in an exchange that is not a business or accounted for as a business combination under SFAS 141. The following table reflects the acquisition date fair values and the final allocation of the consideration to the assets acquired. The allocation was performed in accordance with SFAS 142, which provides that an excess in consideration over the fair values of the assets acquired is allocated to the assets subject to depreciation and amortization, based upon their relative fair values, and not to those assets with indefinite lives. A difference in the recognized basis in the value of the consideration between book and income tax gives rise to the deferred income taxes. The allocation of consideration in this manner contemplates an immediate impairment analysis under SFAS 144. Our analysis did not result in impairment, but we are required to continue to perform this analysis as provided in our impairments policy.

Asset or Account	Fair Value	Allocation
Cash	$487,500	$487,500
Deferred finance costs	24,398	24,398
Telecommunications equipment and other property	411,203	756,171
Intangible assets:
Knowhow of specialized employees	212,254	212,254
Trademarks	180,925	332,708
Employment arrangements	122,400	225,084
Workforce	54,000	54,000
Telephony license	5,000	9,195
Domain names	4,200	7,723
Deferred income taxes	—	(8,033)
Interest expense (finance costs allocated to warrants)	14,802	14,802

	$1,516,682	$2,115,802

Plan of Operation

We are a development-stage company, which will offer, provide, sell and supply commercial and residential telecommunication services, including services utilizing voice over internet protocol (“VoIP”) technology, session initiation protocol (“SIP”) technology, wireless fidelity technology, wireless maximum technology, marine satellite services technology and other similar type technologies. During our development stage, we are devoting substantially all of our efforts in developing the TK 6000 product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. We currently project that our product will commence beta testing during March 2009 and will enter revenue generation status thereafter. As of the date of this prospectus, our activities have been limited to various organizational matters, limited operations, and the development of our business plan.

During our development stage, as discussed above, we will incur significant expenditures for research and development, arising both internally and externally. We currently estimate that research and development expenditures will amount to approximately $530,00 and $330,000 during our fiscal years ending September 30, 2009 and 2010, respectively. However, these levels are entirely predicated on the success of our financing efforts discussed in Liquidity and Capital Resources, below. We currently anticipate that we will be required to pay for our research and development with cash. However, to the extent that outside parties will entertain share-based payment arrangements, we will likely pursue negotiations on those lines.

Liquidity and Capital Resources

As of September 30, 2008, we had cash on hand of $342,793 and working capital of $329,040. As of February 9, 2009, we had cash on hand of $925,000. Although the current rate at which we use capital can vary greatly from month to month, we are currently expending approximately $85,000 per month to sustain our minimal operations. A large portion of these expenses are related to the Company’s efforts to become a public company and include, without limitation, accounting and legal fees associated with the preparation and filing of this prospectus. Based on the current rate at which we are using capital, we believe that we will need to obtain a minimum of $1,020,000 to continue our current minimal operations for the next twelve (12) months. However, we believe that to fully implement the initial phase of our business plan, we will require financing in the amount of approximately $1,500,000. If we are able to obtain $1,500,000, we may be able to achieve positive cash flow from operations by June 30, 2009. We may seek to raise this additional capital through the public or private sale of debt or equity securities, the procurement of advances from our majority shareholder, debt financing or short-term loans, or a combination of the foregoing. We currently do not have any financing commitments (binding or non-binding) and we cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations and fully implement the initial phase of our business plan. If we do not secure at least $1,500,000 we will not be able to fully implement our business plan, and if we do not secure at least $1,020,000 we may not be able to continue our plan of operations beyond the next twelve months and our business plan may fail.

We currently have no material firm commitments related to purchases of telecommunications equipment and other property.

We have an aggregate of $1,500,000 face value convertible debentures that mature and are payable in September 2010. We are required to make quarterly interest payments amounting to $45,000 ($180,000 annually), in cash.

We also have $1,100,000 face value convertible debentures that mature and are payable in January 2011. We are required to make quarterly interest payments amounting to $33,000 ($132,000 annually), in cash.

While we note that the publicly reported inflation rate in the United States have been increasing during the current calendar year (5.37% as of August 31, 2008), we do not believe that the current trend will materially affect our business in the near term, defined as eighteen-months. However, we continue to monitor fluctuations in the rate, as it is published.

Borrowing Arrangements

12% Senior Secured Convertible Debentures

As of February 9, 2009, Vicis Capital Master Fund held 12% Senior Secured Convertible Debentures in the aggregate principal amount of $1,500,000 (the “Debentures”). The maturity date of the Debentures is September 10, 2010 and each Debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The Debentures convert into shares of the Company’s common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The Debentures are secured by a lien in all of the assets of the Company.

As of February 9, 2009, Vicis Capital Master Fund held 12% Senior Secured Convertible Debentures in the aggregate principal amount of $1,100,000 (the “Debentures”). The maturity date of the Debentures is January 30, 2011 and each Debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The Debentures convert into shares of the Company’s common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The Debentures are secured by a lien in all of the assets of the Company.

Results of Operations

COMPARISON OF HISTORICAL RESULTS—FISCAL YEARS ENDED SEPTEMBER 30, 2008 AND SEPTEMBER 30, 2007

Our continuing operating results for the fiscal year ended September 30, 2008 reflect the operation developing business following the Interlink Asset Group acquisition on September 10, 2008. Therefore, they are for twenty-days ended September 30, 2008, they reflect certain start-up related expenses, and they are not indicative of the results of our operations that may be realized during full fiscal years (or interim periods thereof) of our future continuing operations.

Compensation and Benefits: Our compensation and benefits expense during the fiscal year ended September 30, 2008 amounts to $1,544,701 for the twenty-days following our acquisition of the Interlink Asset Group. This amount includes $1,500,000 representing the fair value of 6,000,000 common shares issued to our management following the acquisition.

Professional Fees: Our professional fees during the fiscal year ended September 30, 2008 amounted to $562,500. This amount includes $537,500 representing the fair value of 2,150,000 common shares issued to consultants for development related services that were performed during the period.

Depreciation and Amortization: Depreciation and amortization amounted to $14,625 for the year ended September 30, 2008. These amounts represent twenty-days’ amortization of our long-lived tangible and intangible assets using straight-line methods and lives commensurate with the assets’ remaining utility. Our long-lived assets, both tangible and intangible, are subject to annual impairment review, or more frequently if circumstances so warrant. During the year ended September 30, 2008, we did not calculate or record impairment charges. However, negative trends in our business and our inability to meet our projected future results could give rise to impairment charges in future periods.

General and Administrative Expenses. General and administrative expenses amounted to $49,737 for the year ended September 30, 2008 and consisted of general corporate expenses and certain other start up expenses. General corporate expenses included $43,753 in occupancy costs.

Interest Expense: Interest expense amounted to $25,470 during the year ended September 30, 2008. Such amount represented the twenty day (i) stipulated interest under our aggregate $1,500,000 face value convertible debentures issued on September 10, 2008, (ii) the related amortization of premiums amounting to $587 and (iii) the amortization of deferred finance costs of $668. Our interest expense in future periods will be higher giving effect to longer periods that debt is outstanding. Aggregate premiums (originally amounting to $20,415) will continue to be credited to interest expense over the term of the debentures using the effective interest method.

Derivative Expense: Derivative expense amounted to $7,800 during the year ended September 30, 2008. Such amount represents the change in fair value of liability-classified warrants (indexed to 6,000,000 shares of our common stock) from the date of issuance on September 10, 2008 to September 30, 2008. As required by FAS 133, derivative financial instruments are required to be carried as liabilities, at fair value, in our financial statements with changes reflected in income. In addition to the liability-classified warrants, we also have certain compound derivative financial instruments related to our $1,500,000 face value convertible debentures that had de minimus values on the date of issuance on September 10, 2008 and September 30, 2008. We are required to adjust our warrant and compound derivatives to fair value at each reporting period. The fair value of our warrant derivative is largely based upon fluctuations in the fair value of our common stock. The fair value of our compound derivative is largely based upon estimates of cash flow arising from the derivative and credit-risk adjusted interest rates. Accordingly, the volatility in these underlying valuation assumptions will have future effects on our earnings.

Income Taxes: During the year ended September 30, 2008, we reported a benefit for income taxes amounting to $8,033 related to our net operating loss carry forward. We are allowed to recognized the benefit of these assets to the extent of reasonably-assured future income sources, including the presence of net deferred tax credits. The allocation of the purchase price to the Interlink Asset Group on September 10, 2008 gave rise to deferred tax credits and, accordingly, we were able to recognize a benefit to the extent of those credits. We will not likely be able to recognized tax benefits until we achieve profitability because cumulative losses in recent years constitutes negative evidence as to the generation of future taxable income that generally cannot be overcome.

Discontinued Operations: Income (loss) from discontinued operations amounted to $186,128 and $(446,496) during the years ended September 30, 2008 and 2007, respectively. Income from discontinued operations during the year ended September 30, 2008 is net of $168,083 related to the gain on sale of assets and $18,950 related to a gain on debt forgiveness of an unrelated third-party. Prior to its discontinuance, the former advertising business was a non-revenue producing development stage enterprise. During these periods, the discontinued business incurred compensation and general administrative costs. We have no continuing involvement with that business.

Net Income (Loss). The net loss for the year ended September 30, 2008 was $(2,009,907), as compared to a net loss of $(446,496) for the year ended September 30, 2007. The increase in net loss for the year ending September 30, 2008 is primarily due to (i) approximately $1,750,000 in share-based payment arrangements and (ii) start up expenses associated with our status as a development stage enterprise.

Net Income (Loss) Per Common Share: We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128) in calculating our basic and diluted loss per common share. Basic loss per common share represents our net loss divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. Applying this method, 9,262,712 shares indexed to warrants were excluded from our computation because the effect was anti-dilutive. We compute the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded. Applying this method, 6,000,000 shares indexed to our convertible debentures were excluded from our computation because the effect was anti-dilutive.

Going Concern

We have prepared our financial statements under the presumption that we will continue as a going concern for a reasonable period. However, we are currently in our development stage during which, we are devoting substantially all of our efforts in developing the TK 6000 product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. Accordingly, we have not generated revenue nor do we expect to generate revenue until approximately March 2009. During the years ended September 30, 2008 and 2007, we generated net losses of $(2,009,907) and $(446,496), respectively, and used cash in our operations in the amounts of $(110,508) and $(351,631). These conditions and negative trends raise substantial doubt about our ability to continue as a going concern.

Our management is currently addressing these conditions and trends. We have discontinued our prior business that was engaged in providing advertising services and, commencing with our purchase of the Interlink Asset Group on September 10, 2008, we are devoting our efforts and our resources to the expeditious development and deployment of the TK 6000 product line. Our acquisition of the Interlink Asset Group included an executive management team who are undertaking these initiatives and has raised $500,000 in convertible debenture and warrant financing. Notwithstanding, our ability to continue is dependent upon raising the additional capital necessary to complete the successful deployment of the TK 6000 product line and, ultimately, achieve profitable operations. There can be no assurances that capital will be available at terms acceptable to our management, if at all.

Off-Balance Sheet Arrangements

We lease our principal office space under an arrangement that is an operating lease. Rent and associated occupancy expenses for the year ended September 30, 2008 was $43,753. Minimum non-cancellable future lease payments as of September 30, 2008, were as follows: 2009—$104,400; 2010—$104,400.

We have warrants outstanding to purchase 14,379,712 shares of our common stock, 2,262,712 of which are classified in stockholders’ equity.

Critical Accounting Policies

The financial information contained in our comparative results of operations and liquidity disclosures has been derived from our financial statements included in this prospectus. The preparation of those financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes. The following significant estimates have made in the preparation of our consolidated financial statements and should be considered when reading our Management’s Discussion and Analysis:

•

Impairment of Long-lived Assets: Our Telecommunications equipment, other property and intangible assets are material to our financial statements. Further, they are subject to the potential negative effects arising from technological obsolescence. We evaluate our tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144) annually at the beginning of our fourth fiscal quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets. We have certain intangible assets that are not subject to amortization because they currently have indefinite lives. We are also required to evaluate whether these assets acquire a finite useful life annually and, if present, commence amortization thereof. Prior to that event, if ever, we evaluate intangible assets that are not subject to amortization under the guidance of Statement of Financial Accounting Standards No. 142 Goodwill and Intangible Assets (SFAS 142). Under this standard, the impairment test consists of a comparison of the fair values of the intangible assets with the respective carrying values. An impairment loss would be required for an excess in carrying value over the fair value on an asset-by-asset basis. Our estimates in making our impairment analysis and related decisions are highly subjective because they rely largely on the development of prospective financial information. These estimates are made by competent employees, using the best available information, under the direct supervision of our management.

•

Intangible assets: Our intangible assets require us to make subjective estimates about our future operations and cash flows so that we can evaluate the recoverability of such assets. These estimates consider available information and market indicators including our operational history, our expected contract performance, and changes in the industries that we serve.

•

Share-based payment arrangements: We currently intend to issue share-indexed payments in future periods to employees and non-employees. There are many valuation techniques, such as Black-Scholes-Merton valuation model that we may use to value share-indexed contracts, such as warrants and options. All such techniques will require certain assumptions that require us to develop forward-looking information as well as historical trends. For purposes of historical trends, we may need to look to peer groups of companies and the selection of such groups of companies is highly subjective. We intend to follow the available guidance (e.g. FAS 123R, SAB 107) in making these decisions. However, we will not know definitively our historical trends until our shares trade for periods consistent with the remaining terms of these instruments, which could be many years.

•

Common stock valuation: Estimating the fair value of our common stock is necessary in the preparation of computations related to acquisition, share-based payment and financing transactions. We believe that the most appropriate and reliable basis for common stock value is trading market prices in an active market. We will look to those values should our shares ultimately be listed and traded. Prior to that, we have utilized the income approach to enterprise valuation coupled with our common shares outstanding to estimate the fair value of our common stock per share. The income approach requires us to develop subjective estimates about our future operating performance and cash flows. It also requires us to develop estimates related to the discount rate necessary to discount future cash flows. As with any estimates, actual results could be different.

•

Derivative Financial Instruments: We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as our secured convertible debenture and warrant financing arrangements that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements. The fair value of share-indexed derivatives will be significantly influenced by the fair value of our common stock (see Common Stock Valuation, above). Certain other elements of forward-type derivatives are significantly influenced by credit-adjusted interest rates used in cash-flow analysis. Since we are required to carry derivative financial instruments at fair value and make adjustments through earnings, our future profitability will reflect the influences arising from changes in our stock price, changes in interest rates, and changes in our credit standing.

As of the filing date of this Registration Statement, there have been no material additions to our critical accounting policies and there have been no changes in the application of existing accounting principles.

Recent Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited and we are currently evaluating the effect, if any, that the adoption will have on our financial position results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and132(R) (“SFAS 158”). SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The adoption of SFAS 158 did not have a material impact on our financial position, results of operations or cash flows because we do not have a defined benefit plan for our employees.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51. This statement amends ARB No. 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities. Following the effectiveness of SFAS 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity. Accordingly, upon the effectiveness of this statement, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders’ equity. This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. Since we do not currently have Variable Interest Entities consolidated in our financial statements, adoption of this standard is not expected to have a material effect.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133 (“SFAS 161”). SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. We are currently evaluating the impact of SFAS 161, if any, will have on our financial position, results of operations or cash flows. This standard will affect the disclosures in our financial statements to provide the required information.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not expect the adoption of SFAS 162 will have a material effect on its financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48, Accounting for uncertainty in Income Taxes (“FIN 48”). FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, Accounting for Contingencies. FIN 48 was effective for fiscal years beginning after December 15, 2006. Accordingly, we have implemented FIN 48 by summarizing and evaluating all potential uncertain tax positions. As a result of our implementation, FIN No. 48 did not have a material impact on our financial position, results of operations or cash flows, although, as discussed in our income tax disclosures, certain positions are present that require our periodic review in maintaining compliance with this standard.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (FSP 00-19-2) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of EITF 00-19-02 did not have a material impact on our financial position, results of operations or cash flows, because we have no current transactions that embody Registration Payment Arrangements, as defined in the standard.

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 07-05 Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008 (our fiscal year ending September 30, 2010). The objective of this Issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative in of Statement 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of Statement 133 (the “Paragraph 11(a) Exemption). This Issue also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative in Statement 133, for purposes of determining whether the instrument is within the scope of Issue 00-19. We currently have 14,379,712 warrants that embody terms and conditions that require the reset of their strike prices upon our sale of shares or equity-indexed financial instruments and amounts less than the conversion prices. These features will no longer be treated as “equity” under the EITF once it becomes effective. Rather, such instruments will require classification as liabilities and measurement at fair value. Early adoption is precluded. Accordingly, this standard will be adopted in our quarterly period ended December 31, 2009.

In June 2008, the Emerging Issues Task Force issue EITF Consensus No. 08-04 Transition Guidance for Conforming Changes to Issue 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or

Contingently Adjustable Conversion Ratios, which is effective for years ending after December 15, 2008 (our fiscal year ending September 30, 2009). Early adoption is not permitted. The overall objective of the Issue is to conform the requirements of EITF 00-27 and Financial Accounting Standard No. 150 with EITF 98-5 to provide for consistency in application of the standard. We are currently evaluating the effects of our adoption of this standard for purposes of our quarterly report for the period ending December 31, 2008.

In April 2008, the FASB issued FSP No. FAS 142-3 Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The Company is required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company is currently evaluating the impact of FSP 142-3 on its financial position, results of operations or cash flows, and believes that the established lives will continue to be appropriate under the FSP.

In May 2008, the FASB issued FSP Accounting Principles Board 14-1 Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information with respect to each of our directors, executive officers and key employees as of February 9, 2009. Their ages, positions, dates of initial election or appointment, and the expiration of their terms are as follows:

Name	Age	Position	Period Served
Anastasios Kyriakides	60	Director, Chief Executive Officer, Secretary	September 10, 2008 to present
Kenneth A. Hosfeld	57	Director, Executive Vice President	September 10, 2008 to present
Guillermo (Bill) Rodriguez	60	Director, Chief Financial Officer	September 10, 2008 to present
Leo Manzewitsch	45	Director, Chief Technology Officer	September 10, 2008 to present
Richard Diamond	46	Director	September 11, 2008 to present

Unless expressly indicated in the above table, each director and officer will serve in these capacities until their successors are duly elected, qualified and seated in accordance with the Company’s Articles of Incorporation and Bylaws.

Duties, Responsibilities And Experience

Anastasios Kyriakides, Director, Chief Executive Officer, Secretary. Mr. Kyriakides has served as a member of the Company’s board of directors and as the Company’s Chief Executive Officer and Secretary since September 2008. Mr. Kyriakides received a Bachelor of Science in business from Florida International University in 1975. In 1977, he received a degree in investment banking from the American Institute of Banking. From 1979 until present, Mr. Kyriakides has consulted for numerous companies in the areas of shipping, travel, banking and electronics. Mr. Kyriakides began his career in the electronics development field when, in 1979, he founded and served as Chairman of Lexicon Corporation, producer of the LK300, the first hand held electronic language translator which translated words and phrases into 12 different languages. Lexicon was publicly traded on the NASDAQ, under the symbol LEXI, until it was ultimately acquired by Nixdorf Computers of Germany. Mr. Kyriakides was also the founder of Delcor Industries, established in 1980 in Hollywood, Florida. Delcor was an electronics manufacturing facility employing over 150 employees to assemble OEM products for various electronics companies including IBM mainframe and Gable Division. In 1983, Mr. Kyriakides founded the Mylex Corporation to develop and produce the world’s first hand-held optical scanner and VGA card for personal computers. As the President and Chairman, Mr. Kyriakides guided Mylex from its beginning as a private company to its becoming a public company traded on the NASDAQ under the stock symbol MYLX until it was acquired as a wholly owned subsidiary of IBM (NYSE: IBM). In 1983, Mr. Kyriakides was the founder and Chairman of Tower Bank NA, a full service commercial bank, with three offices, headquartered in Dade County, Florida. Mr. Kyriakides also has extensive experience in the cruise line and travel industries. His cruise ship career started with Carnival Cruise line out of the Port of Miami, and continued to a successful start up with Tropicana Cruises; one of the first gaming ships out of the Port of Miami. Mr. Kyriakides founded Regency Cruise Line in 1984, as the world’s first publicly traded company in passenger shipping, and served as its Chairman and Secretary until 1987. Mr. Kyriakides also organized the successful start-up of Seawind Cruise Line. In his three years with Seawind Cruise Line, Mr. Kyriakides served as its founder, chairman, chief executive officer and secretary. From 1994 to 1996, Mr. Kyriakides served as the Chairman of Montgomery Ward Travel, a company created to provide full travel services to eight million Montgomery Ward customers and credit card holders. Immediately prior to joining the Company, Mr. Kyriakides served as Chief Executive Officer of Interlink Global Corporation from 1994 until September, 2008. Interlink Global Corporation provided telecommunications applications utilizing hardware and software that enables its domestic and worldwide users to access the internet as a transmission medium for placing telephone calls.

Kenneth Hosfeld, Director, Executive Vice President. Mr. Hosfeld was appointed to serve on the Company’s board of directors in September 2008. Mr. Hosfeld has over twenty-two years of international sales, marketing, and business management experience in the telecommunications industry. Most recently, Mr. Hosfeld served as a member of the board of directors and the executive vice president for Interlink Global Corporation (OTC: ILKG), a provider of private and public telecommunication network and internet services. Prior to joining Interlink, Mr. Hosfeld co-founded NetExpress. He has also served as the Regional Director of Brazil, the Andinos, and the Caribbean for Tellabs, Inc., a global supplier to the dynamic telecommunications industry that designs, manufactures, markets and services voice, data a video transportation tools and networks. While with Tellabs, Mr. Hosfeld secured that company’s first “turn-key” contract which involved a complete, fully managed network deployment including all products and services and project financing. He also opened Tellabs’ offices in Brazil and regularly exceeded revenue targets. Prior to that, Kenneth was Vice President of Nera Latin America, a subsidiary of Nera Telecommunications (formerly ABB), a telecommunications and IT solutions provider for microwave, satellite, wireless broadband access, networking and broadcasting. Mr. Hosfeld had full production and logistic responsibility for the Latin American region, including responsibilities for opening offices throughout Latin America including such countries as Brazil, Colombia, Mexico, and Venezuela, While with the company, Mr. Hosfeld was also able to penetrate the Mexican and Chilean markets. Prior to his work with Nera Latin America, Mr. Hosfeld was responsible for similar product sales in Africa and in China. Mr. Hosfeld speaks over six languages including fluent Spanish and Portuguese. Immediately prior to joining the Company, Mr. Hosfeld served as Executive Vice President of Interlink Global Corporation from 1994 until September, 2008. Interlink Global Corporation provided telecommunications applications utilizing hardware and software that enables its domestic and worldwide users to access the internet as a transmission medium for placing telephone calls.

Guillermo (Bill) Rodriguez, Director, Chief Financial Officer. Mr. Rodriguez was appointed to the Company’s board of directors in September 2008. Mr. Rodriguez is a certified public accountant. He earned his Bachelor’s

Degree with a major in accounting and business administration from the University of Miami in Coral Gables, Florida. Mr. Rodriguez earned his Masters of Business Administration from Nova Southeastern University in Davie, Florida. He has extensive accounting and financial reporting experience in banking, real estate brokering, property management and the telecommunications industry. Prior to joining the Company in September 2008, Mr. Rodriguez worked for Interlink Global Corporation from 2005 until September 2008 and as controller and financial officer for Land Cellular Corporation from 2003 until 2005. Prior to that, Mr. Rodriguez served as controller and financial officer for Bremer Real Estate, CSW Associates and Consolidated Bank, N.A. Mr. Rodriguez also worked as an auditor and investigator for the Federal Deposit Insurance Corporation (FDIC). Mr. Rodriguez is fluent in Spanish.

Leo Manzewitsch, Director, Chief Technology Officer. Mr. Manzewitsch has over eighteen years of experience in the telecommunications industry. He received his Masters in Electronics Engineering from the University of Buenos Aires, Argentina in 1991 and a degree in mechanics from the Argentinean National School of Technical Education, Buenos Aires in 1981. Before joining the Company as a director and the Chief Technology Officer in September 2008, Mr. Mazewitsch held positions in sales support management with UT Starcom, a global leader in internet protocol television, IPTV solutions, IPTV products, VoIP, mobile internet and internet television. Mr. Hosfeld has also worked as the Business Development Manager for STRATEKGY Telecom Solutions. Mr. Manzewitsch has also held various positions at NEC Corporation, which provides IT network integrated solutions and semiconductor solutions, including new product engineer and manager of new product marketing. From 2000 until 2006, Mr. Manzewitsch served as the Marketing Manager for Tellabs International in their South American market. In 2006, Mr. Manzewitsch joined Interlink Global Corporation, where he served as the Chief Technology Officer until he joined the Company in September, 2008. Mr. Manzewitsch is fluent in Spanish.

Richard Diamond, Director. Mr. Diamond joined the Board of Directors of the Company in September 2008. Mr. Diamond also serves as a director of OmniReliant Holdings, Inc (OTC: ORHI), a company engaged in the creation, design, distribution and sale of affordable luxury products. Since October 2004, Mr. Diamond has served as President and Chief Executive Officer of Apogee Financial Investments, Inc., a private merchant bank incorporated in Florida. His areas of responsibility include administration, due diligence, document preparation and review, and assisting clients with corporate filings and compliance. Apogee owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer. From April 2000 until December 2005, Mr. Diamond served as Managing Member and Vice President of Apogee Business Consultants, LLC, a Nevada limited liability corporation specializing in reverse mergers and acquisitions. From October 2001 until December 2005, Mr. Diamond served as founder, president and sole director of RJ Diamond Consulting, Inc., a privately owned Florida corporation specializing in financial and public company consulting. From August 2001 until August 2002, Mr. Diamond served as the sole officer and director of Conus Holdings, Inc., a publicly reporting Nevada corporation.

Significant Employees

Other than the executive officers named above, the Company does not have any “significant employees.”

Family Relationships

There are no known family relationships among any of our directors and executive officers.

Involvement In Legal Proceedings

To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board Of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. This is primarily due to our size and our status as a development stage company. Mr. Rodriguez performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.

BENEFICIAL OWNERSHIP OF THE COMPANY

The following table sets forth information with respect to the securities holdings of our executive officers, directors and all persons which we have reason to believe may be deemed the beneficial owners of more than 5% of our outstanding common stock. Also set forth in the table is the beneficial ownership of all shares of our outstanding common stock of all proposed officers and directors as a group.

Beneficial ownership of shares is determined under Rule 13d-3(d)(1) of the Exchange Act and generally includes any shares over which a person exercises sole or shared voting or investment power and the number of shares that can be acquired within sixty (60) days upon exercise of an option or conversion of warrants and debentures. Common stock subject to these convertible securities are deemed to be outstanding for the purpose of computing the ownership percentage of the person holding such convertible security, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner		Percentage of Class(2)
Common Stock	Anastasios Kyriakides	2,164,400	(3)	24.67%
Common Stock	Kenneth A. Hosfeld	1,100,000	(4)	12.61%
Common Stock	Guillermo (Bill) Rodriguez	1,100,000	(5)	12.61%
Common Stock	Leo Manzewitsch	1,100,000	(6)	12.61%
Common Stock	Richard Diamond (7)	1,774,198	(8)	17.65%
Common Stock	Vicis Capital Master Fund(9)	20,800,000	(10)	70.46%
Common Stock	Ronald J. Rule, Jr.	1,032,200	(11)	11.80%
Executive Officers and Directors as a Group (5 persons)		7,238,598		71.63%

(1)	Unless otherwise indicated, the address of each shareholder is 1100 NW 163rd Drive, Miami, Florida 33169.
(2)	Applicable percentage of ownership is based on 8,719,800 shares of Net Talk.com, Inc. common stock being issued and outstanding as of February 9, 2009.

(3)	Includes: (a) 2,110,000 shares of common stock owned jointly by Mr. Kyriakides and his wife, Maria Kyriakides; and (b) 54,400 shares of common stock issuable upon exercise of a Series A Common Stock Purchase Warrant, which may be exercised, at the option of the holder, at an exercise price of $0.25 per share.
(4)	Includes 1,100,000 shares of common stock.
(5)	Includes 1,100,000 shares of common stock.
(6)	Includes 1,100,000 shares of common stock.
(7)	Mr. Diamond’s address is 4218 West Linebaugh Avenue, Tampa, Florida 33624.
(8)	Includes: (a) 360,000 shares of common stock owned by Deecembra Diamond, Mr. Diamond’s wife; (b) 60,000 shares of common stock owned by Apogee Financial Investments, Inc., a company for which Mr. Diamond serves as president and chief executive officer; (c) 22,950 shares of common stock owned by Midtown Partners & Co., LLC, a wholly owned subsidiary of Apogee Financial Investments, Inc.; (d) 326,400 shares of common stock issuable upon exercise of a Series A Common Stock Purchase Warrant held by Apogee Financial Investments, Inc., which may be exercised, at the option of the holder, at an exercise price of $0.25 per share; (e) 124,848 shares of common stock issuable upon exercise of a Series A Common Stock Purchase Warrant held by Midtown Partners & Co., LLC, which may be exercised, at the option of the holder, at an exercise price of $0.25 per share; and (f) 880,000 shares of common stock issuable upon exercise of a Series BD Common Stock Purchase Warrant held by Midtown Partners & Co., LLC, which may be exercised, at the option of the holder, at an exercise price of $0.50 per share. For the purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, Mr. Diamond may be deemed to be the beneficial owner of, but hereby disclaims such beneficial ownership of, the foregoing shares owned by Deecembra Diamond and Apogee Financial Investments, Inc.
(9)	Vicis Capital Master Fund’s address is 445 Park Avenue, 16th Floor, New York, New York 10022.
(10)	Includes: (a) 6,000,000 shares of common stock issuable upon conversion of 12% Senior Secured Convertible Debentures held by Vicis Capital Master Fund in the aggregate principal amount of $1,500,000; and (b) 4,400,000 shares of common stock issuable upon conversion of 12% Senior Secured Convertible Debentures held by Vicis Capital Master Fund in the aggregate principal amount of $1,100,000. The 12% Senior Secured Convertible Debentures may be converted at the option of the holder at $0.25 per share. It also includes (y) 6,000,000 shares of common stock issuable upon exercise of a Series B Common Stock Purchase Warrant, which may be exercised, at the option of the holder, at an exercise price of $0.50 per share; and (z) 4,400,000 shares of common stock issuable upon exercise of a Series C Common Stock Purchase Warrant, which may be exercised, at the option of the holder, at an exercise price of $0.50 per share. Upon the effectiveness of the registration statement of which this prospectus forms a part, the 12% Senior Secured Convertible Debentures impose a contractual limitation on the holder’s ability to convert such debenture into common stock. This limitation prevents such holder from beneficially owning more than 4.99% of Net Talk.com, Inc.’s common stock.
(11)	Includes: (a) 1,005,000 shares of common stock owned by Mr. Rule and (b) 27,200 shares of common stock issuable upon exercise of a Series A Common Stock Purchase Warrant, which may be exercised, at the option of the holder, at an exercise price of $0.25 per share.

EXECUTIVE COMPENSATION

Compensation of Our Executive Officers

The following table contains compensation information for our executive officers for the fiscal years ended September 30, 2007 and September 30, 2008. No other officer received compensation greater than $100,000 for either fiscal year. All of the information included in this table reflects compensation earned by the individuals for services rendered to our Company and all references in the following tables to stock awards relate to awards of stock granted by us.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary		Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total (S)
Robert Blank, Principal Executive Officer	2008 2007	(1)	— 0		— —	— —		— —	— —	— —	— —	— 0

Robin C. Hoover, Principal Financial Officer	2008 2007	(2)	— 0		— —	— —		— —	— —	— —	— —	— 0

Anastasios Kyriakides, Principal Executive Officer	2008	(3)	$8,000	(4)	0	$525,000	(5)	0	0	0	0	$533,000

Guillermo Rodriguez, Principal Financial Officer	2008	(6)	$4,000	(7)	0	$275,000	(8)	0	0	0	0	$279,000

Kenneth Hosfeld, Executive Vice President	2008	(9)	$5,333	(10)	0	$275,000	(11)	0	0	0	0	$280,333

Leo Manzewitsch, Chief Technology Officer	2008	(12)	$5,333	(13)	0	$275,000	(14)	0	0	0	0	$280,333

Nicholas Kyriakides Marketing Director	2008		$2,222	(15)	0	$150,000	(16)					$152,222

(1)	Mr. Blank resigned from all offices he held with us and as a member of our Board of Directors on February 19, 2008. No compensation was paid to Mr. Blank for his services rendered to the Company for 2007 or 2008.
(2)	Mr. Hoover resigned from all offices he held with us and as a member of our Board of Directors on September 9, 2008. No compensation was paid to Mr. Hoover for his services rendered to the Company for 2007 or 2008.
(3)	Mr. Kyriakides was appointed to serve as our Chief Executive Officer on September 10, 2008. All amounts reflected in this table are from the date of Mr. Kyriakides’ appointment to the end of the fiscal year on September 30, 2008.
(4)	Mr. Kyriakides’ annual salary is $144,000.
(5)	The Board of Directors granted Mr. Kyriakides a stock grant of 2,100,000 shares on September 10, 2008. The stock has been valued at $0.25 per share.
(6)	Mr. Rodriguez was appointed to serve as our Chief Financial Officer on September 10, 2008. All amounts reflected in this table are from the date of Mr. Rodriguez’s appointment to the end of the fiscal year on September 30, 2008.
(7)	Mr. Rodriguez’s annual salary is $72,000.
(8)	The Board of Directors granted Mr. Rodriguez a stock grant of 1,100,000 shares on September 10, 2008. The stock has been valued at $0.25 per share.
(9)	Mr. Hosfeld was appointed to serve as our Executive Vice President on September 10, 2008. All amounts reflected in this table are from the date of Mr. Hosfelds’s appointment to the end of the fiscal year on September 30, 2008.
(10)	Mr. Hosfeld’s annual salary is $96,000.
(11)	The Board of Directors granted Mr. Hosfeld a stock grant of 1,100,000 shares on September 10, 2008. The stock has been valued at $0.25 per share.
(12)	Mr. Manzewitsch was appointed to serve as our Chief Technology Officer on September 10, 2008. All amounts reflected in this table are from the date of Mr. Manzewitsch’s appointment to the end of the fiscal year on September 30, 2008.
(13)	Mr. Manzewitsch’s annual salary is $96,000.
(14)	The Board of Directors granted Mr. Manzewitsch a stock grant of 1,100,000 shares on September 10, 2008. The stock has been valued at $0.25 per share.
(15)	Mr. Kyriakides was appointed to serve as our Marketing Director on September 10, 2008. Mr. Kyriakides’ annual salary is $40,000.
(16)	The Board of Directors granted Mr. Kyriakides a stock grant of 600,000 shares on September 10, 2008. The stock has been valued at $0.25 per share.

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers. We are a development stage company with limited revenue. The compensation of our named executive officers reflects our limited revenue. The primary goal of our executive compensation policy is to attract and retain the most talented and loyal executives possible. Our intent is to ensure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short and long term business objectives.

Our board of directors considers a variety of factors in determining compensation of executives including the executive’s background, training and prior work experience.

Elements of Executive Compensation

Our compensation program for the named executive officers consists primarily of base salary. There is no bonus plan, retirement plan, long-term incentive plan or other such plans. Because we are a development stage company, we have not yet obtained a consistent revenue stream with which to fund incentive or bonus plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance in our grow plan.

Stock Grant

To motivate key employees of the Company by providing them with an ownership interest in the Company, on September 10, 2008, the Board of Directors approved and authorized the issuance of six million shares of the Company’s restricted stock to certain key employees. This stock grant was conditioned upon the execution and delivery by each employee of a Confidentiality and Non-Competition Agreement and was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933.

Outstanding Stock Options

Our directors and officers do not hold any options to purchase any shares of our common stock.

Compensation of Directors

Directors do not receive compensation for their services as directors.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including named executive officers.

Employment Agreements

We do not have any written employment agreements or consulting agreement with any of our directors or executive officers. However, the Company is currently negotiating the terms of an employment agreement with Mr, Kyriakides, the Company’s Chief Executive Officer, which upon finalization will be effective September 10, 2008, the date his employment commenced. Currently, all employment with the Company is at will and may be terminated by either the employee or the Company at any time. We require each of our executive officers to execute a Confidentiality and Non-Competition Agreement.

Change of Control

There is currently no arrangement which may result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there were no transactions since the beginning of our last completed fiscal year, and there are no proposed transactions, that involve amounts in excess of $120,000 to which we were or are to become a party in which any director, executive officer, beneficial owner of more than five (5%) percent of our common stock, or members of their immediate families had, or is to have, a direct or indirect material interest.

Effective December 30, 2007, we sold all of the assets associated with our advertising business as a going concern to Robert H. Blank, who was then our President and Chief Operating Officer. The purchase price for the assets was $185,000. Mr. Blank paid the purchase price by assuming a convertible debenture issued by us to Mr. Robin C. Hoover in the amount of $185,000. The convertible debenture constituted substantially all of our liabilities at the time of the acquisition. In addition, Mr. Hoover and Mr. Blank tendered 208 and 200 shares of common stock, respectively, to the Company. These shares had been issued to Mr. Blank and Mr. Hoover as “founders” shares.

Effective December 30, 2007, we issued 1,000,000 shares to Apogee Financial Investments, Inc. in connection certain consulting services rendered to us. Richard Diamond is president of Apogee Financial Investments, Inc. and currently serves as a member of our board of directors. On the date of the issuance, Mr. Diamond was not a member of our board of directors.

On January 30, 2009, Midtown Partners & Co., LLC (“Midtown Partners”), an FINRA registered broker dealer, acted as the placement agent for the Company in connection with the 2009 Convertible Debt Offering. In connection with the 2009 Convertible Debt Offering, we paid Midtown Partners a cash commission equal to $88,000 and issued a Series BD Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 880,000 shares of the Company’s common stock at an initial exercise price of $.50 per share. Midtown Partners is a wholly-owned subsidiary of Apogee Financial Investments, Inc. Richard Diamond is president of Apogee Financial Investments, Inc. and currently serves as a member of our board of directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer or director to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers or other persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We are not currently subject to the Securities Exchange Act of 1934 (the “Exchange Act” ) and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. However, once this registration statement is declared effective by the SEC, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. As a public company with fewer than 300 shareholders, the Company files its periodic reports with the SEC and registers its shares of common stock under the Exchange Act on a voluntary basis. Since the company has fewer than 300 shareholders of record, we are eligible to de-register our common stock under the Exchange Act. The Company has no current intention of terminating its registration of the common stock under the Exchange Act. Our Securities and Exchange Commission filings will be available to the public over the internet at the SEC’s website at www.sec.gov.

ITEM 11(e) FINANCIAL STATEMENTS

Financial Statement Schedules have been omitted from this Registration Statement since they are not required under Rules 8-04 and 8-05 of Regulation S-X.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

NetTalk.com, Inc.

Miami, Florida

We have audited the accompanying balance sheet of NetTalk.com, Inc. as of September 30, 2008 and 2007 and the related statement of operations, stockholders’ deficit, and cash flows for the years then ended and for the period from May 1, 2006 (inception) to September 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NetTalk.com, Inc. as of September 30, 2008 and 2007, and the results of their operations, changes in their stockholders’ deficit and their cash flows for the years then ended and for the period from May 1, 2006 (inception) to September 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and discussed in Note 3 of the accompanying financial statements, the Company has incurred significant recurring losses from operations since inception and is dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

/s/ KBL,LLP

Tampa, Florida
December 18, 2008

NETTALK.COM, INC.

(A Development Stage Enterprise)

BALANCE SHEET

	September 30,
	2008	2007
Assets
Current asset:
Cash and cash equivalents	$342,793	$—
Assets of discontinued business	—	34,988

Total current asset	342,793	34,988
Telecommunications equipment and other property, net	749,767	—
Intangible assets, net	832,743	—
Deferred financing costs and other assets	23,730	—

Total assets	$1,949,033	$34,988

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$13,753	$—
Accrued expenses	10,000	—
Liabilities of discontinued business	—	221,116

Total current liabilities	23,753	221,116
Long-term liabilities:
Senior secured convertible debentures ($1,500,000 face value)	1,520,415	—
Derivative liabilities	563,400	—

Total liabilities	2,107,568	221,116

Commitments and contingencies (Note 9)

Stockholders’ deficit
Preferred stock, $.001 par value, 10,000,000 shares authorized, none designated or issued	—	—
Common stock, $.001 par value, 300,000,000 shares authorized, 8,749,800 issued and outstanding	8,750	600
Additional paid-in capital	2,337,475	308,125
Accumulated deficit during the development stage	(2,504,760)	(494,853)

Total stockholders’ deficit during the development stage	(158,535)	(186,128)

Total liabilities and stockholders’ deficit	$1,949,033	$34,988

The accompanying notes are an integral part of the financial statements

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

	Year Ended September 30,		For the period From Inception (May 1, 2006) Through September 30,
	2008	2007	2008
Compensation and benefits (including $1,500,000 share based payment)	1,544,701	—	1,544,701
Professional fees (including $537,500 share based payment)	562,500	—	562,500
Depreciation and amortization	14,625	—	14,625
General and administrative expense	49,737	—	49,737

	(2,171,563)	—	(2,171,563)

Loss from continuing operations	(2,171,563)	—	(2,171,563)

Other income and expense:
Interest expense	(25,470)	—	(25,470)
Derivative expense	(7,800)	—	(7,800)
Interest income	765	—	765

	(32,505)	—	(32,505)
Loss from continuing operations before benefit for income taxes	(2,204,068)	—	(2,204,068)

Benefit for income taxes	8,033	—	8,033

Loss from continuing operations	(2,196,035)	—	(2,196,035)

Discontinued operations (Note 11)
Income (loss) from discontinued operations (including gain on disposal of equipment of $168,083 in 2008)	186,128	(446,496)	(308,725)

Net loss	$(2,009,907)	$(446,496)	(2,504,760)

Net loss per share:

Continuing Operations:

Basic and diluted	$(2.10)	$—

Weighted average shares, basic and diluted	1,046,375	599,800

Discontinued Operations:

Basic	$0.18	$(0.74)

Diluted	$0.04	$(0.74)

Weighted average shares, basic	1,046,375	599,800

Weighted average shares, diluted	4,966,822	599,800

The accompanying notes are an integral part of the financial statements.

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
	Number of Shares	Amount	Number of Shares	Amount
Balance at May 1, 2006 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of common shares for cash	—	—	200	—	10,000	—	10,000
Issuance of common shares for business plan and industry knowledge	—	—	200	—	10,000	—	10,000
Issuance of common shares for cash	—	—	8	—	200	—	200
Net loss
	—	—	—	—	—	(48,357)	(48,357)

Balance at September 30, 2006	—	—	408	—	20,200	(48,357)	(28,157)
Issuance of common shares and warrants for cash	—	—	576,850	577	276,473	—	277,050
Costs and fees associated with private placement offering	—	—	22,950	23	11,452	—	11,475
Net loss
	—	—	—	—	—	(446,496)	(446,496)

Balance at September 30, 2007	—	—	600,208	600	308,125	(494,853)	(186,128)
Cancellation of founder’s shares	—	—	(408)	—	—	—	—
Issuance of common shares to officers	—	—	6,000,000	6,000	1,494,000	—	1,500,000
Issuance of common shares for consulting fees	—	—	2,150,000	2,150	535,350	—	537,500
Net loss
	—	—	—	—	—	(2,009,907)	(2,009,907)

Balance at September 30, 2008	—	$—	8,749,800	$8,750	$2,337,475	$(2,504,760)	$(158,535)

The accompanying notes are an integral part of the financial statements.

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

	Year Ended September 30,		For the period From Inception (May 1, 2006) Through September 30,
	2008	2007	2008
Cash flows from operating activities:

Net loss	$(2,009,907)	$(446,496)	(2,504,760)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation expense	6,404	—	6,404
Amortization	8,221	—	8,221
Amortization finance costs	668	—	668
Amortization premium on debentures	(588)	—	(588)
Fair value adjustments to derivatives	7,800	—	7,800
Issuance of common stock to officers	1,500,000	—	1,500,000
Issuance of common stock for consulting services	537,500	—	537,500
Gain on sale of fixed assets	(168,083)	—	(168,083)
Discontinued operations, net	(23,045)	—	(23,045)
Expensed finance costs	14,802	—	14,802
Deferred income taxes	(8,033)	—	(8,033)
Discontinued operations	—	94,865	94,865
Changes in assets and liabilities:
Changes in operating liabilities	23,753	—	23,753

Net cash used in operating activities	$(110,508)	$(351,631)	(510,496)

Cash flows used in Investing Activities:
Acquisition of assets from Interlink Asset Group, net	448,300	—	448,300
Proceeds from sale of business	85,812	—	85,812

Net cash used in investing activities	$534,112	$—	534,112

Changes in net assets – discontinued operations:
Operating activities	$(80,811)	71,410	1,856
Investing activities	—	(79,818)	(95,419)
Financing activities	—	360,039	412,740

Net cash provided by discontinued operations	$(80,811)	$351,631	319,177

Net increase (decrease) in cash	342,793	—	342,793

Cash and equivalents, beginning	$—	$—	$—

Cash and equivalents, ending	$342,793	$—	$342,793

The accompanying notes are an integral part of the financial statements.

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOW (CONTINUED)

	Year Ended September 30,		For the period From Inception (May 1, 2006) Through September 30,
	2008	2007	2008
Supplemental disclosures
Cash paid for interest	$—	$—	$—

Cash paid from income taxes	$—	$—	$—

Supplemental disclosures for non-cash items:
Stock issued for consulting services	$537,500	$—	$537,500

Stock issued to officers	$1,500,000	$—	$1,500,000

Property and equipment – addition	$756,171	$—	$756,171

Intangible assets – addition	$840,964	$—	$840,964

Issuance of debentures	$1,020,414	$—	$1,020,414

Issuance of Warrants	$563,400	$—	$563,400

Stock issued for note receivable	$—	$15,000	$15,000

Stock issued to placement agent	$—	$11,457	$11,457

The accompanying notes are an integral part of the financial statements.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 1 - Organization and Basis of Presentation:

NetTalk.com, Inc. (“NetTalk” or the “Company”) was incorporated on May 1, 2006 under the laws of the State of Florida.

We are engaged in the development of products and services for the use of Voice over Internet Protocol (“VoIP”). Our applications of VoIP technology are intended to allow principally consumers to make phone calls over a broadband Internet connection instead of using a regular (or analog) phone line. At this time, our main product under development is the TK 6000, which is designed to allow our future customers full mobile flexibility by being able to transport the VoIP interface anywhere the customer has an internet connection.

We are currently in the development stage, as that term is defined in Statement of Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises (SFAS 7). During this stage of our development, we are devoting substantially all of our efforts in developing the TK 6000 product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. We currently project that our product will commence beta testing during March of 2009 and will enter revenue generation status thereafter.

Note 2 - Summary of Significant Accounting Policies:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Significant estimates inherent in the preparation of our financial statements include developing fair value measurements upon which to base our accounting for acquisitions of intangible assets and issuances of financial instruments, including our common stock. Our estimates also include developing useful lives for our tangible and intangible assets and cash flow projections upon which we determine the existence of, or the measurements for, impairments. In all instances, estimates are made by competent employees under the supervision of management, based upon the current circumstances and the best information available. However, actual results could differ from those estimates.

Risk and Uncertainties

Our future results of operations and financial condition will be impacted by the following factors, among others: dependence on the worldwide telecommunication markets characterized by intense competition and rapidly changing technology, on third-party manufacturers and subcontractors, on third-party distributors in certain markets, on the successful development and marketing of new products in new and existing markets. Generally, we are unable to predict the future status of these areas of risk and uncertainty. However, negative trends or conditions in these areas could have an adverse affect on our business.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Revenue Recognition

We are in our development stage and have not generated revenue on our principal product offering, the TK 6000. We are currently projecting revenue commencing after March 2009. The content and terms of our revenue producing arrangements is currently under development. Upon generating sales of our products, we will recognize revenue when the arrangement is evidenced, the price is fixed or determinable, we have delivered our products and services and collectability is reasonably assured. Our offering will consist of both customer premise equipment (“CPE”) and telephony services. That is, a multi-element revenue producing arrangement. Revenue recognition accounting for multi-element revenue producing arrangements is provided in EITF 00-12 Revenue Arrangements with Multiple Deliverables (“EITF 00-12”) and other interpretive guidance. Generally, revenue arrangements with multiple deliverables will require allocation of the aggregate revenue stream to the individual elements, usually based upon relative fair values. Upon allocation under this methodology, principles of revenue recognition are applied to each component. Accordingly, when we commence revenue generation, we will likely have multiple forms of revenue, including products and services.

Cash and Cash Equivalents

We consider all highly liquid cash balances and debt instruments with an original maturity of three months or less to be cash equivalents. We maintain cash balances only in domestic bank accounts, which at times, may exceed federally insured limits. Notwithstanding, the current economic environment has significantly affected all financial institutions and, accordingly, the risk of loss due to excessive deposits is very high at this time. We manage our risk by assessing the ratings of financial institutions that we currently use.

Telecommunications Equipment and Other Property

Telecommunications equipment and other property are recorded at our cost (see Note 4). We depreciate these assets using the straight-line method over lives that we believe the assets will have utility. Our expenditures for additions, improvements and renewals are capitalized, while normal expenditures for maintenance and repairs are charged to expense

Intangible Assets

Our intangible assets were acquired in connection with the asset acquisition, more fully described in Note 4. As noted therein, these assets were not recorded in connection with a business combination, as that term is defined in Statements on Financial Accounting Standards No. 141 Accounting for Business Combinations. Rather, these intangible assets were recorded at our acquisition cost, which encompassed estimates of their respective and their relative fair values, as well as estimates of the fair value of consideration that we issued. We amortized our intangible assets using the straight-line method over lives that are predicated on contractual terms or over periods we believe the assets will have utility.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Impairments and Disposals

We evaluate our tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144) annually at the beginning of our fourth fiscal quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets.

During the current fiscal year, our management and Board of Directors approved the discontinuance and sale of our advertising business in order to devote all resources to the development our VoIP offerings. We concluded that the advertising business constituted a component of our business, as defined in SFAS 144 and have presented the unit in the accompanying financial statements on the basis that (a) the operations and cash flows of the component have been eliminated from our ongoing operations a result of the disposal transaction and (b) we have no significant continuing involvement in the operations of the component after the disposal transaction. See Note 11 for additional information about the disposal.

We have certain intangible assets that are not subject to amortization because they currently have indefinite lives. We are required to evaluate whether these assets acquire a finite useful life annually and, if present, commence amortization thereof. Prior to that event, if ever, we evaluate intangible assets that are not subject to amortization under the guidance of Statement of Financial Accounting Standards No. 142 Goodwill and Intangible Assets (SFAS 142). Under this standard, the impairment test consists of a comparison of the fair values of the intangible assets with the respective carrying values. An impairment loss would be required for an excess in carrying value over the fair value on an asset-by-asset basis.

Research and Development and Software Costs

We expense research and development expenses, as defined in Statements on Financial Accounting Standards No. 2 Accounting for Research and Development Expense as these costs are incurred. We account for our offering-related software development costs under Statements on Financial Accounting Standards No. 86 Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, which specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs shall be capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product. As of September 30, 2008, we had not achieved technological feasibility as contemplated under SFAS 86 and, accordingly, our software costs were expensed as research and development.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Share-Based Payment Arrangements

We apply the grant-date fair value method to our share-based payment arrangements with employees under the rules provided in Statement of Financial Accounting Standards No. 123R Accounting for Share-Based Payment (“SFAS 123R”). For share-based payment transactions with parties other than employees we apply EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under SFAS 123R, share-based compensation cost to employees is measured at the grant date fair value based on the value of the award and is recognized over the service period, which is usually the vesting period for employees. Share-based payments to non-employees are recorded at fair value on the measurement date and reflected in expense over the service period.

Financial Instruments

Financial instruments, as defined in Statement of Financial Accounting Standard No. 107 Disclosures about Fair Value of Financial Instruments (“SFAS 107”), consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, secured convertible debentures, and derivative financial instruments.

We carry cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities at historical costs since their respective estimated fair values approximate carrying values due to their current nature. We also carry convertible debentures at historical cost. However, the fair values of debt instruments are estimated for disclosure purposes (below) based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

As of September 30, estimated fair values and respective carrying values of our secured convertible debentures are as follows:

		2008		2007
Financial Instrument	Note	Fair Value	Carrying Value	Fair Value	Carrying Value
$1,000,000 12% Secured Convertible Debenture	7	$1,014,002	$1,013,611	$—	$—

$500,000 12% Secured Convertible Debenture	7	$507,000	$506,804	$—	$—

Derivative financial instruments, as defined in Statement of Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (“SFAS 133”), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as our secured convertible debenture and warrant financing arrangements that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by SFAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

Our derivative liabilities as of September 30, consisted of the following:

Derivative Financial Instrument	2008	2007
Class B Warrants, indexed to 6,000,000 shares of common stock	$563,400	$—
Compound Derivative Financial Instruments:
$1,000,000 12% Secured Convertible Debenture	—	—
$500,000 12% Secured Convertible Debenture	—	—

	$563,400	$—

The following table summarizes the effects on our income (loss) associated with changes in the fair values of our derivative financial instruments by type for the period from transaction inception to September 30, 2008:

Derivative Financial Instrument	(Income) Expense
Class B Warrants, indexed to 6,000,000 shares of common stock	$7,800
Compound Derivative Financial Instruments:
$1,000,000 12% Secured Convertible Debenture	—
$500,000 12% Secured Convertible Debenture	—

$7,800

Direct Financing Costs

We allocate direct financing costs to the financial instruments issued based upon their relative fair values. Amounts allocated to debt instruments are carried as assets and amortized through charges to interest expense using the effective interest method. Amounts allocated to derivative financial instruments are charged upon inception to interest expense. Amounts associated with equity instruments are included as reductions of the related credit to equity. Any amounts paid directly to a creditor are reflected as a reduction in the carrying amount of the debt instrument and amortized through charges to interest expense using the effective interest method.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Registration Rights Agreements

During December 2006, the Financial Accounting Standards Board issued FASB Staff Position EITF 00-19-2, Accounting for Registration Payment Arrangements, which provides that registration payment arrangements, such as the liquidated damages, should be accounted for pursuant to Statement of Financial Accounting Standard No. 5 Accounting for Contingencies. That is, all registration payments require recognition when they are both probable and reasonably estimable. We currently have registration rights agreements with investors in our secured convertible debenture financing arrangements. However, these agreements do not embody registration payment arrangements. If, in the future, we enter into registration rights agreements that have registration payment arrangements, we will be required to follow the guidance of this EITF.

Fair Value Measurements

Fair value measurement requirements are embodied in certain accounting standards applied in the preparation of our financial statements. Significant fair value measurements resulted from the application of SFAS 133 to our secured convertible debenture and warrant financing arrangements described in Note 7, SFAS 123R to our share-based payment arrangements described in Note 8 and SFAS 142 to our business combination described in Note 4.

Statement of Financial Accounting Standard No. 157 Fair Value Measurements (“SFAS 157”) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It is effective for our fiscal year beginning October 1, 2008. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this new standard will not require any new fair value measurements. We do not believe that this standard will result in a material financial affect. However, we will be required to expand our disclosures, commencing with our quarterly period ending December 31, 2008, in areas where other accounting principles require fair value measurements to provide information related to the hierarchy of fair value inputs.

Statement of Financial Accounting Standard No. 159 The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”) permits entities to choose to measure many financial instruments and certain other items at fair value. It is effective for our fiscal year beginning October 1, 2008. At this time, we do not intend to reflect any of our current financial instruments at fair value (expect that we are required to carry our derivative financial instruments at fair value). However, we will consider the appropriateness of recognizing financial instruments at fair value on a case by case basis as they arise in future periods.

Advertising

We expense advertising costs and expenses as they are incurred.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Income Taxes

We record our income taxes using the asset and liability method provided in Statement of Financial Accounting Standard No. 109 Accounting for Income Taxes (“SFAS 109”). Under this method, the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis are reflected as tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences reverse. Changes in these deferred tax assets and liabilities are reflected in the provision for income taxes. However, we are required to evaluate the recoverability of net deferred tax assets. If it is more likely than not that some portion of a net deferred tax asset will not be realized, a valuation allowance is recognized with a charge to the provision for income taxes.

Net Loss per Common Share

We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (“SFAS 128”) in calculating our basic and diluted loss per common share. Basic loss per common share represents our net loss divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. We compute the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded.

Recent Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. Also see Fair Value Measurements, above. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited and we are currently evaluating the effect, if any that the adoption will have on our financial position results of operations or cash flows.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R) (“SFAS 158”). SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The adoption of SFAS 158 did not have a material impact on our financial position, results of operations or cash flows because we do not have a defined benefit plan for our employees.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements Liabilities – an Amendment of ARB No. 51. This statement amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities. Following the effectiveness of SFAS 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity. Accordingly, upon the effectiveness of this statement, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders’ equity. This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. Since we do not currently have variable interest entities consolidated in our financial statements, adoption of this standard is not expected to have a material effect.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133 (“SFAS 161”). SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. We are currently evaluating the impact of SFAS 161, if any, will have on our financial position, results of operations or cash flows. This standard will affect the disclosures in our financial statements to provide the required information.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not expect the adoption of SFAS 162 will have a material effect on its financial position, results of operations or cash flows.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

In July 2006, the FASB issued Interpretation No. 48, Accounting for uncertainty in Income Taxes (“FIN 48”). FIN No. 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, Accounting for Contingencies. FIN 48 was effective for fiscal years beginning after December 15, 2006. Accordingly, we have implemented FIN 48 by summarizing and evaluating all potential uncertain tax positions. As a result of our implementation, FIN No. 48 did not have a material impact on our financial position, results of operations or cash flows, although, as discussed in our income tax disclosures, certain positions are present that require our periodic review in maintaining compliance with this standard.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (FSP 00-19-2) which addresses accounting for registration payment arrangements. EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. EITF 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of EITF 00-19-02 did not have a material impact on our financial position, results of operations or cash flows, because we have no current transactions that embody Registration Payment Arrangements, as defined in the standard.

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 07-05 Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008 (our fiscal year ending September 30, 2010). The objective of this Issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative of SFAS 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of SFAS 133 (the “Paragraph 11(a) Exemption). This Issue also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative in SFAS 133, for purposes of determining whether the instrument is within the scope of EITF 00-19.

We currently have 9,262,912 warrants that embody terms and conditions that require the reset of their strike prices upon our sale of shares or equity-indexed financial instruments and amounts less than the conversion prices. These features will no longer be treated as “equity” under the EITF once it becomes effective. Rather, such instruments will require classification as liabilities and measurement at fair value. Early adoption is precluded. Accordingly, this standard will be adopted in our quarterly period ended December 31, 2009.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 08-04 Transition Guidance for Conforming Changes to Issue 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, which is effective for years ending after December 15, 2008 (our fiscal year ending September 30, 2009). Early adoption is not permitted. The overall objective of the Issue is to conform the requirements of EITF 00-27 and SFAS No. 150 with EITF 98-5 to provide for consistency in application of the standard. We computed and recorded a beneficial conversion feature in connection with our preferred stock financing in 2007. We are currently evaluating the effects of our adoption of this standard for purposes of our quarterly report for the period ending December 31, 2008.

In April 2008, the FASB issued FSP No. FSP 142-3 Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The Company is required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company is currently evaluating the impact of FSP 142-3 on its financial position, results of operations or cash flows, and believes that the established lives will continue to be appropriate under the FSP.

In May 2008, the FASB issued FSP Accounting Principles Board 14-1 Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future financial statements.

Note 3 - Going Concern:

We have prepared our financial statements under the presumption that we will continue as a going concern for a reasonable period. However, as previously mentioned, we are currently in our development stage and, accordingly, we have not generated revenue nor do we expect to generate revenue until after March 2009. During the years ended September 30, 2008 and 2007, we generated net losses of $2,009,907 and $446,496, respectively, and used cash in our operations in the amounts of $110,508 and $351,631, respectively. These conditions and negative trends raise substantial doubt about our ability to continue as a going concern.

Our management is currently addressing these conditions and trends. We have discontinued our prior business that was engaged in providing advertising services and, commencing with our purchase of assets from Interlink Asset Group (see Note 4) on September 10, 2008, we are devoting our efforts and our resources to the expeditious development and deployment of the TK 6000 product line. Our acquisition of the assets of Interlink Asset Group included an executive

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 3 - Going Concern (Continued)

management team who are undertaking these initiatives and has raised $500,000 in convertible debenture and warrant financing. Notwithstanding, our ability to continue is dependent upon raising the additional capital necessary to complete the successful deployment of the TK 6000 product line and, ultimately, achieve profitable operations. There can be no assurances that capital will be available at terms acceptable to our management, if at all. The accompanying financial statements do not include any adjustments that may result from the substantial doubt surrounding our ability to continue as an ongoing concern.

Note 4 - Interlink Asset Group Acquisition:

On September 10, 2008, we acquired certain tangible and intangible assets, formerly owned by Interlink Global Corporation (“Interlink”), (the “Interlink Asset Group”) directly from Interlink’s creditor who had seized the assets pursuant to a Security and Collateral Agreement. Our purpose in acquiring these assets, which included employment rights to the executive management team of Interlink, was to advance the TK 6000 VoIP Technology Program, which Interlink launched in July 2008. Accordingly, these assets substantially comprise our current business assets and the infrastructure for our future operations. Contemporaneously with this purchase, we executed an assignment and intellectual property agreement with Interlink that served to perfect our ownership rights to the assets.

Consideration for the acquisition consisted of a face value $1,000,000 convertible debenture, plus warrants to purchase 4,000,000 shares of our common stock. On the date of the Interlink Asset Group acquisition, we also entered into a financing agreement with the creditor that provided for the issuance of a face value $500,000 convertible debenture, plus warrants to purchase 2,000,000 shares of our common stock for net cash consideration of $448,300. These financial instruments, and our accounting therefore, are further addressed in Note 6.

The transference of the Interlink Asset Group required us to determine whether the group of assets constituted a business, and accordingly, required accounting under Statement of Financial Accounting Standards No. 141 Business Combinations (SFAS 141) or whether the group of assets did not constitute a business and, accordingly, required accounting under other standards, including Statement of Financial Accounting Standards No. 142 Goodwill and Intangible Assets (SFAS 142). This determination is required to be made by reference (by analogy) to guidance in EITF No. 98-3 Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or a Business (EITF 98-3). It should be noted that the determination of what constitutes a business for reporting purposes under Rules and Regulations of the Securities and Exchange Commission differs from the guidance in EITF 98-3.

We accounted for the acquisition of the assets of Interlink Asset Group as an acquisition of productive assets and not as a business. In applying the guidance of EITF 98-3, a business is a self sustaining, integrated set of activities and assets conducted and managed for the purpose of providing a return to investors and, further, must consist of inputs, processes applied to those inputs, and resulting outputs that are used to generate revenues. Based upon the guidance of EITF 98-3, the Interlink Asset Group (i) did not possess the inputs because, on the date of the acquisition, the critical asset (TK 6000 offering) had not achieved a proven level of technological feasibility and (ii) did not possess the outputs because, on the date of the acquisition, the assets did not include a revenue generating offering and, therefore, no ability to access customers. Further, we are unable to overcome the general presumption in EITF 98-3 that a development stage enterprise is presumed not to be a business.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 4 - Interlink Asset Group Acquisition (Continued):

In addition to our analysis that gave rise to the conclusion that the Interlink Asset Group did not constitute a business, we considered whether the two aforementioned financing arrangements should be combined for purposes accounting for the acquisition. In reaching a conclusions that they should be combined we considered and gave substantial weight to the facts that (i) they were entered into contemporaneously and in contemplation of one another, (ii) they were executed with the same counterparty and the terms and conditions of the financial instruments and underlying contracts are substantially the same and (iii) there is otherwise no economic need nor substantive business purpose for structuring the transactions separately. Accordingly, for purposes of accounting for the Interlink Asset Group acquisition we have combined the financing arrangements associated with both the asset purchase and the cash financing arrangement. Accounting for the financial instruments arising from these arrangements is further discussed in Note 7.

Notwithstanding our conclusion that the Interlink Asset Group did not constitute a business, SFAS 142 provides that intangible assets acquired as a group are initially recognized at fair value applying the measurement principles for exchange transactions provided in SFAS 141.5-7. Those measurement principles provide that, when consideration is not in the form of cash, measurement is based upon the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly and closely evident and, thus more reliably measureable. We have concluded that the value of the consideration given representing the financial instruments, is more clearly evident and reliable for this purpose because (i) the exchange resulted from exhaustive negotiations with the creditor, (ii) fair value measurements of our financial instruments are in part based upon market indicators and assumptions derived for active markets, and (iii) while ultimately reasonable, our fair value measurements of the significant tangible and intangible asset relies heavily on subjective estimates and prospective financial information. The following table reflects the components of the consideration paid to effect the acquisition:

Financial Instrument or Cost:	Amount
Convertible debentures:
$1,000,000 face value, 12% convertible debentures	$1,014,002
$500,000 face value, 12% convertible debentures	507,000
Class B warrants, indexed to 6,000,000 shares of common stock	555,600
Direct costs	39,200

$2,115,802

We have evaluated the substance of the exchange for purposes of identifying all assets acquired. The recognition of goodwill is not contemplated in an exchange that is not a business or accounted for as a business combination under SFAS 141. The following table reflects the acquisition date fair values and the final allocation of the consideration to the assets acquired. The allocation was performed in accordance with SFAS 142, which provides that an excess in consideration over the fair values of the assets acquired is allocated to the assets subject to depreciation and amortization, based upon their relative fair values, and not to those assets with indefinite lives. A difference in the recognized basis in the value of the consideration between book and income tax gives rise to the deferred income taxes. The allocation of consideration in this manner contemplates an immediate impairment analysis under SFAS 144. Our analysis did not result in impairment, but we are required to continue to perform this analysis as provided in our impairments policy (see Note 2).

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 4 - Interlink Asset Group Acquisition (Continued):

Asset or Account	Fair Value	Allocation
Cash	$487,500	$487,500
Deferred finance costs	24,398	24,398
Telecommunications equipment and other property	411,203	756,171
Intangible assets:
Knowhow of specialized employees	212,254	212,254
Trademarks	180,925	332,708
Employment arrangements	122,400	225,084
Workforce	54,000	54,000
Telephony license	5,000	9,195
Domain names	4,200	7,723
Deferred income taxes	—	(8,033)
Interest expense (finance costs allocated to warrants)	14,802	14,802

	$1,516,682	$2,115,802

In connection with the above allocation, we evaluated the presence of in-process research and development that may require recognition (and immediate write-off). We concluded that in-process research and development was de minimus since development is planned to be outsourced subsequent to the acquisition and, in fact, no substantive effort and/or costs were found in the records of Interlink. Research and development will be expensed as it is incurred.

As more fully discussed in Note 8, we issued 6,000,000 shares of common stock to our new management team in connection with the Interlink Asset Group acquisition. These shares are compensatory in nature and are fully vested. We have valued the shares at $1,500,000, consistent with fair value measurements used elsewhere in our accounting, and recognized the expense in compensation for the period.

As previously mentioned, the determination of what constitutes a business for reporting purposes under the Rules and Regulations of the Securities and Exchange Commission differs from the guidance in EITF 98-3. Under standards of the Securities and Exchange Commission, we have concluded that our acquisition of the assets of Interlink Asset Group is required to be reported (although not accounted for) as a business. The reporting requirements provide for the filing of audited and reviewed financial statements of the component of Interlink comprising the Interlink Asset Group, as well as pro forma information. This reporting information is included elsewhere in this filing.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 5 - Telecommunications Equipment and Other Property:

Telecommunications equipment and other property consisted of the following on September 30:

	Life	2008	2007
Telecommunications equipment	7	$641,460	—
Computer equipment	5	85,111	—
Office equipment and furnishings	7	19,559	—
Purchased software	3	10,041	—

		756,171	—
Less accumulated depreciation		(6,404)	—

		$749,767	—

Our telecommunications equipment is deployed in our Network Operations Center (“NOC”) as is most of the computer equipment. Other computer and office equipment and furnishings are deployed at our corporate offices, which we lease under an operating lease. Depreciation of the above assets amounted to $6,404 during the period from the purchase date (September 10, 2008) to September 30, 2008. Commencing with our generation of revenue, a portion of our depreciation expense will be allocated to cost of sales.

Note 6 - Intangible Assets:

Intangible assets consisted of the following on September 30:

	Life	2008	2007
Trademarks	5	$332,708	—
Employment arrangements	3	225,084	—
Knowhow and specialty skills (not subject to amortization)	—	212,254	—
Workforce (not subject to amortization)	—	54,000	—
Telephony licenses	2	9,195	—
Domain names	2	7,723	—

		840,964	—
Less accumulated depreciation		(8,221)	—

		$832,743	—

Amortization of the above intangible assets amounted to $8,221 (of which $4,111 is included in compensation) during the period from the purchase date (September 10, 2008) to September 30, 2008. Commencing with our generation of revenue, a portion of our depreciation expense will be allocated to cost of sales. The weighted average amortization period for the amortizable intangible assets is 4.1 years.

Estimated future amortization of intangible assets for each year ending September 30, is as follows:

2009	$150,029
2010	149,565
2011	137,458
2012	66,542
2013	62,895

$566,489

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 7 - Secured Convertible Debentures and Warrant Financing Arrangements:

Our convertible debentures consisted of the following as of September 30:

	2008	2007
$1,000,000 face value, 12% secured convertible debenture, due September 10, 2010, interest payable quarterly, secured by all assets	$1,013,611	—
$500,000 face value, 12% secured convertible debenture, due September 10, 2010, interest payable quarterly, secured by all assets	506,804	—

	$1,520,415	—

Common shares indexed to the financial instruments issued in our convertible debenture and warrant financing arrangements are as follows as of September 30:

	2008 Shares	2007 Shares
Conversion feature embedded in the $1,000,000 face value, 12% secured convertible debenture, due September 10, 2010	4,000,000	—
Class B warrants; $0.50 exercise price; expire September 10, 2013	4,000,000	—
Conversion feature embedded in the $500,000 face value, 12% secured convertible debenture, due September 10, 2010	2,000,000	—
Class B warrants; $0.50 exercise price; expire September 10, 2013	2,000,000	—

	12,000,000	—

On September 30, 2008, we issued a $1,000,000 face value, 12% secured convertible debenture, due September 10, 2010 and Class B warrants indexed to 4,000,000 shares of our common stock in exchange for the Interlink Asset Group, discussed in Note 4. Also on September 30, 2008, we issued a $500,000 face value 12% secured convertible debenture, due September 10, 2010 and Class B warrants indexed to 2,000,000 shares of our common stock for net cash proceeds of $472,800. These financial instruments were issued to the same creditor under contracts that are substantially similar, unless otherwise mentioned in the following discussion.

The principal amount of the debentures is payable on September 10, 2010 and the interest is payable quarterly, on a calendar quarter basis. While the debenture is outstanding, the investor has the option to convert the principal balance, and not the interest, into shares of our common stock at a conversion price of $0.25 per common share. The terms of the conversion option provide for anti-dilution protections for traditional restructurings of our equity, such as stock-splits and reorganizations, if any, and for sales of our common stock, or issuances of common-indexed financial instruments, at amounts below the otherwise fixed conversion price. Further, the terms of the convertible debenture provide for certain redemption features. If, in the event of certain defaults on the terms of the debentures, certain of which are indexed to equity risks, we are required at the investors option to pay the higher of (i) 110% of the principal balance, plus accrued interest or (ii) the if-converted value of the underlying common stock, using the 110% default amount, plus accrued interest. If this default redemption is not exercised by the investor, we would incur a default interest rate of 18% and the investor would have rights to our assets under the related Security Agreement. We may redeem the convertible debentures at anytime at 110% of the principal amount, plus accrued interest.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 7 - Secured Convertible Debentures and Warrant Financing Arrangements (Continued):

We have evaluated the terms and conditions of the secured convertible debentures under the guidance of SFAS 133 and EITF 00-19. We have determined that, while the anti-dilution protections preclude treatment of the embedded conversion option as conventional, the conversion option is exempt from classification as a derivative because it otherwise achieves the conditions for equity classification (if freestanding) provided in SFAS 133 and EITF 00-19. We have further determined that the default redemption features described above are not exempt for treatment of as derivative financial instruments, because they are not clearly and closely related in terms of risk to the host debt agreement. On the inception date of the arrangement and as of September 30, 2008, we determined that the fair value of these compound derivatives is de minus. However, we are required to re-evaluate this value at each reporting date and record changes in its fair value, if any, in income. For purposes of determining the fair value of the compound derivative, we have evaluated multiple, probability-weighted cash flow scenarios. These cash flow scenarios include, and will continue to include, fair value information about our common stock. Accordingly, fluctuations in our common stock value will significantly influence the future outcomes from applying this technique.

Since, as discussed above, the embedded conversion options did not require treatment as derivative financial instruments, we are required to evaluate the feature as embodying a beneficial conversion feature under EITF No. 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios and EITF No. 00-27 Application of Issue No. 98-5 to Certain Convertible Instruments. A beneficial conversion feature is present when the fair value of the underlying common share exceeds the effective conversion price of the conversion option. The effective conversion price is calculated as the basis in the financing arrangement allocated to the hybrid convertible debt agreement, divided by the number of shares into which the instrument is indexed.

Because the two hybrid debt contracts were issued as compensation for the Interlink Asset Group (see Note 4) and as further discussed in that note we concluded that they should be combined for accounting purposes, the accounting resulted in no beneficial conversion feature.

Premiums on the secured convertible debentures arose from initial recognition at fair value, which is higher than face value. Premiums are amortized through credits to interest expense over the term of the debt agreement. Amortization of debt premiums amounted to $587 during the period from inception to September 30, 2008.

Direct financing costs are allocated to the financial instruments issued (hybrid debt and warrants) based upon their relative fair values. Amounts related to the hybrid debt are recorded as deferred finance costs and amortized through charges to interest expense over the term of the arrangement using the effective interest method. Amounts related to the warrants were charged directly to income because the warrants were classified in liabilities, rather than equity, as described above. Direct financing costs are amortized through charges to interest expense over the term of the debt agreement.

We have evaluated the terms and conditions of the Class B warrants under the guidance of Statement of Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (SFAS 150). The warrants embody a fundamental change-in-control redemption privilege wherein the holder may redeem the warrants in the event of a change in control for a share of assets or consideration received in such a contingent event. This redemption feature places the warrants within the scope of SFAS 150, as put warrants and, accordingly, they are classified in liabilities and measured at inception and on

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 7 - Secured Convertible Debentures and Warrant Financing Arrangements (Continued):

an ongoing basis at fair value. Fair value of the warrants was measured using the Black-Schools-Merton valuation technique and in applying this technique we were required to develop certain subjective assumptions. We have valued the underlying common shares at $0.25 on both the inception and the financial statement date being representative of our best estimates of our enterprise value, applying discounted cash flow techniques consistent with approaches outlined by the American Institute of Certified Public Accountants. We have developed volatility assumptions of 73.0% and 73.9% on the inception date and September 30, 2008, respectively, using a peer group of companies whose common shares have traded in public markets for periods of at least the expected term, which we have concluded is the contractual term. Finally, we have used the publicly available rates of 2.91% and 2.98% on the inception date and September 30, 2008, respectively, related to zero coupon United States Treasury Securities, with remaining terms consistent with the remaining warrant term.

The following table illustrates the initial allocation to the $1,000,000 and $500,000 secured convertible debenture and warrant financing arrangements:

	$1,000,000 Financing	$500,000 Financing
Secured convertible debentures	$1,014,002	$507,000
Class B warrants (classified in liabilities)	370,400	185,200
Compound derivative	—	—

	$1,384,402	$692,200

Note 8 - Stockholders’ Deficit:

Share-based payments (employees):

On September 10, 2008, we issued 6,000,000 shares of common stock to our new management team in connection with the Interlink Asset Group acquisition (see Note 3). These shares are compensatory in nature and are fully vested. We have valued the shares at $0.25, consistent with fair value measurements used elsewhere in our accounting.

Officer	Shares	Expense
Anastasios Kyriakides, CEO	2,100,000	$525,000
Nicholas Kyriakides	600,000	150,000
Kenneth Hosfeld, Executive Vice President	1,100,000	275,000
Leo Manzewitsch, CTO	1,100,000	275,000
Guillermo Rodriguez, CFO	1,100,000	275,000

	6,000,000	$1,500,000

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 8 - Stockholders’ Deficit (Continued)):

Share-based payment for goods and services to non-employees:

During the year ended September 30, 2008, we issued 2,150,000 shares of common stock to non-employees for goods and services.

Consultant/Provider	Shares	Expense
FAMALOM, LLC	450,000	$112,500
Decembra Diamond	360,000	90,000
John Clarke	100,000	25,000
Deadalus Consulting, Inc.	90,000	22,500
Ron Roule	1,000,000	250,000
Iseal Aponte	150,000	37,500

	2,150,000	$537,500

Warrants to purchase common stock:

On September 10, 2008, we issued Class B warrants to purchase 6,000,000 shares of our common stock in connection with financing transactions discussed in Note 7. These warrants have a strike price of $0.50 and expire five years from issuance.

On January 17, 2007, we issued Class A warrants to purchase 3,262,712 shares of our common stock in connection with a sale of common stock. These warrants have a strike price of $1.00 and expire five years from issuance.

	Indexed Shares	Weighted Strike
October 1, 2006	—
Issued	3,262,712	$1.00
Exercised	—	—
Expired	—	—

September 30, 2007	3,262,712	$1.00
Issued	6,000,000	$0.50
Exercised	—	—
Expired	—	—

September 30, 2008	9,262,712	$0.68

The weighted average remaining life of the aggregate 9,262,712 warrants is 4.37 years.

As more fully discussed in Note 7, the inception date fair value of Class B warrants amounted to $555,600. As of September 30, 2008, the fair value amounted to $563,400. Derivative expense associated with the classification of the Class B warrants in liabilities amounted to $7,800.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 9 - Commitment and Contingencies:

Leases

We lease our principal office space under an arrangement that is an operating lease. Rent and associated occupancy expenses for the year ended September 30, 2008 was $43,753.

Minimum non-cancellable future lease payments as of September 30, 2008, were as follows: 2009—$107,700; 2010—$98,725.

Employment arrangements

We have entered into an employment agreement with our Chief Executive Officer, Anastasios Kyriakides.

In consideration of his services to us, we have agreed to pay him a base salary of $150,000 plus certain bonuses and awards if the Company achieves certain profitability levels and adopts certain incentive compensation plans. As of September 30, 2008, none of these incentive arrangements and plans had been realized. This agreement is effective through September 30, 2013.

Note 10 - Related Parties:

During the year ended September 30, 2007, we advanced an aggregate of $9,429 to certain officers, The balances on these advances at September 30, 2008 and 2007 was $0 and $9,429, respectively.

Note 11 Discontinued Operations:

On September 10, 2008, at the time we acquired the Interlink Asset Group, our management and Board of Directors committed to the discontinuance and disposal of our advertising business. We disposed of this asset to be able to concentrate our efforts exclusively on the deployment of the TK6000 product offering. We concluded that the advertising business constituted a component of our business, as defined in SFAS 144 and have presented the unit in the accompanying financial statements on the basis that (a) the operations and cash flows of the component have been eliminated from our ongoing operations a result of the disposal transaction and (b) we have no significant continuing involvement in the operations of the component after the disposal transaction. On September 10, 2008, we sold the advertising business resulting in a gain on sale of $168,083.

There are no assets or liabilities remaining at September 30, 2008. The caption discontinued operations on our statements of operations reflects the following:

	Year Ended September 30,
	2008	2007
Income from discontinued business	$18,045	$—

Loss from operations of discontinued business	$—	$446,496

Gain on sale of equipment	$168,083	$—

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 12 Income Taxes:

Our income tax provision (benefit) for the years ended September 30 consisted of the following:

	2008	2007
Current provision	$(8,033)	—
Deferred provision	—	—
Change in valuation allowance	—	—

	$(8,033)	$—

The composition of our deferred taxes is as follows:

	September 30,
	2008	2007
Net operating loss	2,504,760	494,853
Valuation allowance	(2,504,760)	(494,853)

	$—	$—

Based on the Company’s prior earnings and the sufficiency of income to be utilized in carryback years and future taxable income, it is more likely than not that these net deferred tax assets will not be realized. Therefore, a 100% valuation allowance has been established to reduce deferred tax assets.

As of September 30, 2008, we have net operating loss carry forwards amounting to $ 2,504,760 that are available, subject to certain limitations, to offset future taxable income through 2023 All prior tax years, subject to statutory limitations, remain subject to examination by Federal and state taxing jurisdictions.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, Accounting for Contingencies. FIN 48 was effective for fiscal years beginning after December 15, 2006. As more fully discussed in Note 3, we purchased the Interlink Asset Group on September 10, 2008. While we have not filed income tax returns with taxing jurisdictions since that acquisition, we intend to take the position that the purchase was a taxable transaction and, accordingly, depreciate and or amortize the future step up in bases allocated for income tax purposes, which amounts exceed their income tax bases with the seller.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 12 Income Taxes (Continued):

If, in an examination, the Internal Revenue Service imposed treatment as a non-taxable transaction, we would not be afforded the benefit of the depreciation and amortization associated with the excess of the allocated values over the basis in the assets. As of the date of these financial statements, we have not recognized any material benefits from the step-up. However, we will be required to continue to monitor the merits of this position as our business develops.

Our effective tax rate differs from statutory tax rates in jurisdictions that we are taxed. The following table reconciles the differences:

	Year ended September 30,
	2008	2007
Federal statutory rate	34.00%	34.00%
State rate, net of federal benefit	3.63%	3.63%

	37.63%	37.63%

Change in valuation allowance	—	—

	37.63%	37.63%

Note 13 Subsequent Events:

2009 Convertible Debenture Offering

On January 30, 2009, we entered into a Securities Purchase Agreement with Debt Opportunity Fund, LLP (“DOF”) by which DOF purchased (a) 12% Senior Secured Convertible Debentures in the aggregate principal amount of $1,100,000; and (b) Series C Warrants to purchase 4,400,000 shares of common stock of the Company. The maturity date of the debentures is January 30, 2011 and each debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The debentures convert into shares of our common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The debentures are secured by a lien in all of the assets of the Company. The Series C Common Stock Purchase Warrants entitle the holders to purchase up to an aggregate of 4,400,000 shares of our common stock at an exercise price of ($0.50) per share. Each Series C Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Midtown Partners & Co., LLC (“Midtown Partners”), an NASD registered broker dealer, acted as the placement agent for the Company in connection with the 2009 Convertible Debt Offering. In connection with the 2009 Convertible Debt Offering, we paid Midtown Partners a cash commission equal to $88,000 and issued a Series BD Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 880,000 shares of the Company’s common stock at an initial exercise price of $0.50 per share.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 13 Subsequent Events (Continued):

2009 Convertible Debenture Offering (Continued)

The offer and sale of the 12% Senior Secured Convertible Debentures, Series C Common Stock Purchase Warrants and Series BD Common Stock Purchase Warrants was affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Interlink Global Corporation

North Miami, Florida

We have audited the accompanying balance sheets of Interlink Global Corporation as of December 31, 2007 and 2006, and the related statements of operations, deficiency in assets and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interlink Global Corporation at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements are those of Interlink Global Corporation (parent company) only and are not those of the primary reporting entity. The consolidated financial statements of Interlink Global Corporation (Parent Corporation) and its subsidiaries have been issued to its stockholders as the financial statements of the primary reporting entity.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company generated negative cash flows from operating activities during the past two years. The Company has negative working capital of approximately $2,166,406 and an accumulated deficit of approximately $7,849,129 for the year ended December 31, 2007. These factors, and others, raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue operations is subject to its ability to secure additional capital to meet its obligations and to fund operations. Management’s plans in regard to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Dohan and Company, CPA’s

Miami, Florida

April 30, 2008, except as to Note 10 which is October 9, 2008

INTERLINK GLOBAL CORPORATION

Balance Sheets

December 31,	2007	2006
ASSETS

CURRENT ASSETS
Cash and equivalents	$15,539	$1,536
Accounts receivable, less no allowance in 2007 and 2006	9,590	29,441
Due from subsidiary, communication Networks Holdings, Ltd.	—	49,213
Prepaid expenses	—	92,205
Deferred loan costs, net	—	124,967

Total current assets	25,129	297,362

Property and Equipment
Telecommunications equipment	481,235	478,735
Less accumulated Depreciation	(107,285)	(54,473)

Property and equipment, net	373,950	424,262

Investment in CNH/NGTV	—	1,750,000
Investment in MetroIP	—	4,986
Other assets	2,500	42,695

TOTAL ASSETS	$401,579	$2,519,305

LIABILITIES AND DEFICIENCY IN ASSETS

CURRENT LIABILITIES
Accounts payable	$641,510	$573,148
Accrued expenses	11,790	—
Accrued interest	869,510	324,796
Senior convertible debentures, current portion	4,797,550	706,618
Due to shareholders	—	90,000
Advances from officers	115,452	169,840

Total current liabilities	6,435,812	1,864,402

LONG-TERM LIABILITIES
Other	—	25,000
Senior convertible debentures, non-current portion	—	2,590,932

Total long-term liabilities	—	2,615,932

TOTAL LIABILITIES	6,435,812	4,480,334

COMMITMENTS AND CONTINGENCIES (NOTES 2, 5, AND 6)

DEFICIENCY IN ASSETS
Common Stock: $0.001 par value,	43,711	41,599
100,000,000 shares authorized; 43,710,922 shares issued and outstanding.
Additional paid-in-capital	1,924,530	1,851,642
Accumulated deficit	(8,002,474)	(3,854,270)

TOTAL DEFICIENCY IN ASSETS	(6,034,233)	(1,961,029)

TOTAL LIABILITIES AND DEFICIENCY IN ASSETS	$401,579	$2,519,305

The accompanying notes are an integral part of these financial statements.

INTERLINK GLOBAL CORPORATION

Statements of Operations

For the years ending December 31,	2007	2006
REVENUES	$1,573,837	$302,076

COST OF REVENUES	1,840,496	253,657

GROSS (LOSS) MARGIN	(266,659)	48,419

OPERATING EXPENSES
Advertising	10,412	40,856
Amortization of deferred loan costs	209,667	429,004
Bad debts	31,348	35,930
Bank charges	5,427	—
Commissions	60,000	—
Consulting and technical services	—	294,276
Depreciation	52,812	47,758
Dues and subscriptions	7,901	—
Freight	10,734	—
Impairment		546,230
Insurance	8,517	—
Legal and professional	422,516	231,318
Licenses and taxes	25,882	220,197
Office expense	23,996	—
Other expenses	—	251,097
Rent and occupancy	150,014	232,329
Repairs	5,521	—
Salaries and wages	555,225	581,271
Software support	50,420	—
Telecommunications	70,232	458,529
Travel and entertainment	114,430	144,176
Web site	9,543	—

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	1,824,597	3,512,971

LOSS BEFORE OTHER INCOME EXPENSES	(2,091,256)	(3,464,552)

OTHER INCOME (EXPENSES)
Bad debt recovery	35,930	—
Forgiveness of debt	295,683	—
Gain on settlement	80,250	—
Interest expense	(560,478)	(334,769)
Other income (expenses), net	(153,347)	16,515

TOTAL OTHER INCOME (EXPENSES)	(301,962)	(318,254)

LOSS BEFORE INCOME TAX AND EXTRA ORDINARY ITEMS	(2,393,218)	(3,782,806)
PROVISION FOR INCOME TAXES	—	—

LOSS BEFORE EXTRA ORDINARY ITEMS	(2,393,218)	(3,782,806)

Write off investment in subsidiaries	(1,754,986)	—

NET LOSS	$(4,148,204)	$(3,782,806)

Weighted average shares outstanding - basic and diluted	41,849,460	36,806,198

Net loss per share - basic and diluted	$(0.10)	$(0.10)

The accompanying notes are an integral part of these financial statements.

INTERLINK GLOBAL CORPORATION

Statements of Deficiency in Assets

	Common stock		Additional Paid-In Capital	Stock Subscription Receivable	Deferred Consulting Fees	Deficit	Total
	Shares	Amount
Balance at December 31, 2005	33,393,922	$33,394	$—	$(304,869)	$(179,000)	$(71,464)	$(521,939)

Issuance of common stock:
Cash	7,419,000	7,419	1,066,688	304,869	—	—	1,378,976
Services	235,000	235	234,765	—	—	—	235,000
Deferred consulting fees	—	—	—	—	179,000	—	179,000
Investment in MetroIP	551,000	551	550,665	—	—	—	551,216
Net loss Dec 31, 2006	—	—	—	—	—	(3,782,806)	(3,782,806)

Balance at December 31, 2006	41,598,922	41,599	1,852,118	—	—	(3,854,270)	(1,960,553)

Issuance of common stock	2,112,000	2,112	72,412	—	—	—	74,524

Net loss Dec 31, 2007	—	—	—	—	—	(4,148,204)	(4,148,204)

Balance at December 31, 2007	43,710,922	$43,711	$1,924,530	$—	$—	$(8,002,474)	$(6,034,233)

The accompanying notes are an integral part of these financial statements.

INTERLINK GLOBAL CORPORATION

Statements of Cash Flows

For the years ending December 31,	2007	2006
Net Loss	$(4,148,204)	$(3,782,806)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation expense	52,812	47,758
Forgiveness of debt	(295,683)	—
Bad debt	31,348	—
Bad debt recovery	(35,930)	—
Issuance of common stock for services	—	235,000
Amortization of deferred fees	124,967	429,004
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	—	(21,199)
Increase in other receivables	40,195	(5,429)
Decrease in prepaid expenses	—	205,647
Decrease (increase) in due from subsidiary	461,263	(49,213)
Increase in accounts payable	68,362	474,282
Increase (decrease) in accrued expenses	556,775	335,842

Net cash used in operating activities	(3,144,095)	(2,131,114)

Cash Flows used in Investing Activities:
Purchase of property and equipment	(2,500)	(153,759)
Increase in noncurrent assets	—	—
Payment for purchase of CNH/NGTV, net	1,750,000	(1,750,000)
Payment for purchase of MetroIP, net	4,986	(4,986)

Net cash used in investing activities	1,752,486	(1,908,745)

Cash Flow from Financing activities:
Issuance of common stock	75,000	1,378,976
Net proceeds from senior convertible notes	1,500,000	1,297,550
(Payment) Proceeds from note payable to officer	(54,388)	(169,840)
(Payment) Proceeds from due to shareholders	(90,000)	90,000
Net increase (decrease) in other notes payable	(25,000)	—

Net cash provided by or (used) in financing activities	1,405,612	2,596,686

Net Increase (Decrease) in cash	14,003	(1,443,173)

Cash and equivalents, beginning	1,536	1,444,709

Cash and equivalents, ending	$15,539	$1,536

Supplemental disclosures
Cash paid for interest	$—	$13,302
Cash paid for income taxes	$—	$—

Supplemental disclosures for non-cash items:
Stock issued services	$—	$235,000

Stock issued for settlement of debt	$—	$115,100

The accompanying notes are an integral part of these financial statements.

INTERLINK GLOBAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 AND 2006

NOTE 1.	ORGANIZATION

Nature of Operations

The Company provides telecommunications applications utilizing hardware and software that enables its domestic and world-wide users to access the world-wide Internet as a transmission medium for telephone calls locally and throughout the world. The sale of Internet service is made possible using Voice over Internet Protocol (“VoIP”).

Organization

In 1987, Hawaii Ventures, Inc. (“HVI”) was organized under the laws of the State of Utah as a public company for the purpose of acquiring a participation interest in any and all types of businesses and products. HVI’s stock offering was a “blind pool” offering.

In 1992, the Company acquired privately-held Infinity Worldwide Trading Corp., a New York company, and changed its name to Infinity Worldwide Inc. (“IWI”). The principal business of IWI became the purchase of discounted and surplus consumer products for resale in eastern Europe. This venture eventually failed and IWI was dormant since mid-1994 through mid-January 2005.

On January 12, 2005, IWI effectuated a merger with Interlink Global Corp., a Florida corporation, acquiring the issued and outstanding shares of IWI and liquidating it. Simultaneously, the state of incorporation was changed to Nevada and the entity’s name was changed to Interlink Global Corporation (the “Company”). The stock symbol was changed to ILKG.

Basis of presentation

The accompanying financial statements represent the accounts of Interlink Global Corporation. The Company’s wholly-owned foreign subsidiaries, Communication Networks Holdings, Ltd., a Venezuelan company, and MetroIP Colombia S. A., a Colombian company, have been accounted for under the equity method.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Trade and other receivable are reported at fair market value less any provisions for uncollectible accounts considered necessary. Accounts receivable primarily includes trade receivables from customers. The Company estimates doubtful accounts on an item-by-item basis and includes over-aged accounts as part of allowance for doubtful accounts, which are generally accounts that are 90 days or more overdue. Bad debt expense for the year ended December 31, 2007, was $31,348 and December 31, 2006, was $35,930 respectively. In 2007, the Company recovered bad debts of $35,930, which were expended in previous years. The recovery is included in “Other income” on the Statements of Operations.

Equity Method

Investment in subsidiaries are accounted for under the equity method. Under this method, investments are carried at cost and adjusted for the Company’s proportionate share of undistributed earnings and losses.

INTERLINK GLOBAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 AND 2006

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Business and Credit Risks

The Company maintains cash balances in various banks in the United States of America (“US”). Balances maintained in a US banks, sometimes exceed the Federal Deposit Insurance Corporation (“FDIC”) limit of $100,000 per account.

Basic and Fully Diluted Net Loss per Common Share

The Company follows the provisions of Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings per Share (“EPS”). SFAS No. 128 requires companies to present basic earnings (loss) per share (EPS) and diluted EPS, instead of primary and fully diluted EPS presentations that were formerly required. Basic EPS is computed by dividing net income or loss by the weighted average number of common shares outstanding during each year. Certain debt instruments and related interest may be paid in cash or shares. The convertible shares have been added to the denominator in calculating diluted “EPS”. Refer to Note 10.

Impairment of Long-Lived Assets

The Company follows SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets”. SFAS No. 144 requires that long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. Long-lived assets to be disposed of, if any, are reported at the lower of carrying amount or fair value less cost of sell.

Advertising

The Company incurred advertising expenses in the amount of $ 10,412 in 2007 and $40,856 in 2006. The Company expenses all marketing and advertising expenses to Statement of Operations.

Reclassifications - Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform to the current year presentation.

Fair Value of Financial Instruments - Cash, accounts receivable, accounts payable, accrued expenses, current and non-current portion of debt, and other liabilities are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

INTERLINK GLOBAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 AND 2006

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements - In July 2006, the FASB issued FASB Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes”—an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized under SFAS No. 109, FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on various related matters such as derecognition, measurement and classification of income tax uncertainties, interest and penalties, and disclosure. FIN 48 also includes guidance concerning accounting for income tax uncertainties in interim periods and increases the level of required disclosures associated with any recorded income tax uncertainties. The differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption are to be accounted for as a cumulative-effect adjustment recorded to the beginning balance of retained earnings. FIN 48 was effective beginning in fiscal year 2007 and did not have a material effect on the Company’s financial position, results of operations, or liquidity.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108, “ Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements “ (“SAB 108”). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. The provisions of SAB 108 were effective for the Company’s fiscal year ending December 30, 2007 and 2006. The adoption of SAB 108 did not have a material impact on the Company’s consolidated financial statement.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value while applying generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions based on market data obtained from independent sources and (2) the reporting entity’s own assumptions developed based on unobservable inputs. The Company is still evaluating the impact of SFAS No. 157 on its financial statements, which is effective for fiscal year beginning after November 15, 2007. The Company does not expect its adoption to a material impact on its consolidated financial statements.

NOTE 3.	GOING CONCERN AND MANAGEMENT’S PLANS

As reflected in the accompanying financial statements, the Company incurred a net loss of $(2,239,871) for the year ended December 31, 2007, due principally to expenses incurred for general and administrative expenses. The Company has not generated significant recurring cash flows to sustain the operations. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company’s strategy was to acquire operating entities established in the telecommunication industry. The plan also included raising equity capital through private stock offerings. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. The Company at this time is pursuing future possibilities.

INTERLINK GLOBAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 AND 2006

NOTE 4.	PROPERTY AND EQUIPMENT

Property and equipment are presented at acquisition cost. Depreciation is computed using the straight line method based on the originally estimated useful life of assets. Repairs and maintenance are charged in the year in which incurred, while disbursements for major renewals or improvements are capitalized. When any property is retired or disposed, the cost and accumulated depreciation is relieved from the accounts, and the resulting gain or loss is reflected in Statement of Operations. Depreciation expense for the years ended December 31, 2007 and 2006, was $52,812 and $47,758, respectively.

NOTE 5.	COMMITMENT AND CONTINGENCIES

Leases

Interlink accounts for occupancy leases as operating expenses. There are no capitalized leases. Rent and occupancy expenses for the years ended December 31, 2007, and 2006, was $150,014 and $232,329, respectively.

Minimum future lease payments as of December 31, 2007, were as follows:

Year	12/31/07
2008	$165,048
2009 (annual renewals)	84,000

Total	$249,048

Employment arrangement

The Company has an Employment Agreement with its Chief Executive Officer. In consideration of his services, the Company has agreed to pay a base salary of $52,000 plus certain bonuses and awards if the Company achieves defined goals. As of December 31, 2007 and 2006, none of these goals had been realized. The agreement is effective though December 31, 2010.

Legal Proceedings

On August 18, 2006, the Company filed a lawsuit against a potential investor and the owner, agent and principal of in connection with an agreement to acquire 100% of the voting common stock in August 2005. After delivery of the purchase price of $62,000 and one million shares of common stock valued at (approximately $one million) to the owner, the Company realized that the potential investor had made many material misrepresentations and omissions of facts regarding the value of the investment . As a result, the Company sued for rescission of the purchase agreement and the transactions contemplated therein. The causes of action arose from alleged violations of Federal and Florida laws, common law rescission, fraud, constructive trust and unjust enrichment as a result of alleged fraudulent statements, acts and omissions by the owner. The amount in controversy was approximately $65,000, exclusive of interest and costs plus the shares issued. The case was settled and the Company received all shares and all claims were satisfied in May 2007. The owner retained the purchase price of $62,000.

On May 3, 2006, Strategic Computer Solutions (“SCS”) filed an action against the Company alleging an outstanding unpaid balance for computer related equipment purportedly ordered by the Company. The Company believes the products were never received by an authorized employee of the Company. Judgment was issued against the Company in the amount of $85,000.

INTERLINK GLOBAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007 AND 2006

NOTE 5.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

Legal Proceedings (continued)

Until 2007, Interlink had a relationship with TBeck Capital, Aritex Consultants, Warren Street Investments, Victoria, et al (collectively referred to as TBeck). TBeck was engaged as the investment banker and funds raising company for Interlink Global Corp. and remuneration was in the form of stock issues and repayment of loans to the Company. The Company and TBeck terminated the arrangement, and, to document the termination, a settlement agreement was reached between TBeck and Interlink Global Corp., dated August 2, 2007. The agreement included mutual release of all claims.

NOTE 6.	INCOME TAXES

As of December 31, 2007, the Company had a net operating loss carry-forward of approximately $7.6 million. This loss may be carried forward to offset federal income taxes in various future years through the year 2027. During 2005, there was a significant ownership change in the Company as defined in Section 382 of the Internal Revenue Code. As a result of this change, the Company’s ability to utilize net operating losses available before the ownership change is restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carry-forward will, in all likelihood, be reduced or eliminated in future years due to the change in ownership.

A deferred tax asset has been provided to record the effect of the cumulative tax losses. Due to the uncertainty as to whether these losses will be realized, the Company has provided a valuation allowance equal to the amount of the deferred tax asset.

The provision for income taxes are summarized as follows:

	2007	2006
Current tax, net of utilization of net operating loss carry-forward
Federal	—	—
State	—	—
Total current tax	—	—

Deferred tax, net of utilization of net operating loss carry-forward
Federal	—	—
State	—	—
Total deferred tax	—	—

Total income taxes	—	—

INTERLINK GLOBAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007 AND 2006

NOTE 6.	INCOME TAXES (CONTINUED)

The Company is required to file both federal and state income tax returns. Deferred income taxes and benefits for 2007 and 2006 are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The principal temporary differences that give rise to the deferred tax asset (liability) and the effects (computed at 20% in both years) that the changes in those temporary differences had on the provision for deferred tax expense are as follows:

Items	2007	2006
Deferred tax assets:
Allowance for bad debts	$—	$7,186
Net operating loss carry-forward	1,524,457	1,074,337

Total deferred tax asset	1,524,457	1,081,523

Deferred tax liability:
Depreciation	(13,350)	(8,769)

Total deferred tax liability	(13,350)	(8,769)

Less: Valuation allowance	(1,511,107)	(1,072,754)

Net deferred tax asset	$—	$—

At the present time the Company has not filed its income tax return for December 31, 2006.

Current year tax return was extended until September 15th, 2008.

NOTE 7.	SENIOR CONVERTIBLE NOTES

On November 29, 2005, the Company issued a Series A Senior Convertible Note for $2 million, resulting in net proceeds of $1,767,000; the notes bear interest at 10% and mature on May 29, 2008. Closing costs of $233,000 are being amortized through that date. One-fourteenth (1/14th) of the principal and all accrued but unpaid interest is due monthly commencing in January 2007; the principal and accrued interest may be paid in registered shares of the Company’s common stock at a conversion price equal to 85% of the average closing bid price for the ten trading days preceding the payment due date.

On February 28, 2006, the Company issued two Series B Senior Convertible Notes for $1,297,550, resulting in net proceeds of $1,142,635. The notes bear interest at ten percent and matured in August 28, 2007. Closing costs of $154,915 are being amortized through that date, commencing in March 2006. One-fourteenth (1/14th) of the principal and all accrued but unpaid interest is due monthly, commencing in January 2007; the principal and accrued interest may be paid in registered shares of the Company’s common stock at a conversion price equal to 85% of the average closing bid price for the ten trading days preceding the payment due date. At present, expired Convertible Notes are under request for extension of time to August 28, 2008.

In connection with these agreements, the Company issued warrants to purchase an aggregate of 12,064,044 shares of common stock: (i) 10,644,744 to the note holders (at an exercise price of $1.05 per share) and (ii) 1,419,300 to the placement agents (at varying exercise prices, ranging from $.75 to $3.25 per share). The warrants to the note holders expire at varying dates through February 2016.

INTERLINK GLOBAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007 AND 2006

NOTE 7.	SENIOR CONVERTIBLE NOTES (CONTINUED)

Registration of Restricted Stock

In accordance with the abovementioned Series A and Series B Senior Convertible Notes, the Company was obligated to file a registration statement within forty-five days of the closing dates. In as much that a registration statement was not filed within that period, the Company is obligated to pay liquidated damages of 1.5 percent per month based upon the principal balance (not to exceed 9%). Accordingly, the Company has issued 240,000 warrants with an exercise price of $.75 per share (for the Series A Notes) and 155,706 warrants with an exercise price of $.75 per share for the Series B Notes.

NOTE 8.	STOCK ISSUANCES

Shares Issued per Merger

In February 2005, pursuant to the merger agreement (per Note 1 above), the Company effected a one share for three share reverse stock split and issued a net total of 13,149,680 restricted shares of common stock, recorded at par value. In March 2005, the Company’s transfer agent placed a total of 10,889,859 shares in reserve as security for shares lost by shareholders in lieu of a bond. These shares are considered outstanding, but unissued. As of March 31, 2006, 50,000 shares were issued and removed from the reserve. These share transactions have been recorded at par value.

Shares Issued for Services

During the three months ended March 31, 2006, the Company issued 235,000 restricted shares of common stock for various technical and consulting services, including investor relations, corporate restructuring, private placements and financing projects. The shares were valued at $1 per share; expense of $235,000 was recognized for the period.

Shares Issued for Current and Future Consulting Services

In May and June 2005, the Company issued 325,000 restricted shares of common stock pursuant to consulting agreements for investor relations, research reporting and other services to be rendered. The transactions were recorded at $325,000. The Company recorded this amount as deferred consulting fees and is amortizing the costs over the terms from August 2006 to June 2007.

Shares Issued for Cash

In April 2006, the Company issued 555,000 shares of restricted common stock for $1 per share. No new shares have been issued for cash.

Issuance of Convertible Debentures

In May and June 2006, the Company issued 11% convertible debentures aggregating $48,500. The debentures are due December 31, 2009 and provide for a conversion price of $1.25 per share.

Convertible debentures for Common stock

Series A, B and C debentures provides for conversion to Common stock. If converted, the Company would need to issue additional stock, as follows:

Items	Number of Common shares
Series A	4,100,130
Series B	3,438,743
Series C	1,474,605

Total	9,013,478

Convertible debentures A and B are presently in default. The Company is under negotiations with debenture holders.

INTERLINK GLOBAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007 AND 2006

NOTE 8.	STOCK ISSUANCES (CONTINUED)

Additional Financing Arrangements

In July 2006, the Company signed a Placement Agent Agreement for the proposed private placement of up to $5 million of the Company’s common stock. As compensation for its services, the placement agent is to be paid 10% percent of such financing. In addition, in August 2006, the Company signed a letter of intent for additional financing of up to $1 million in two years, 7% convertible notes as compensation for its services.

NOTE 9.	RELATED PARTY TRANSACTIONS

Advances from officers amounted to $115,452, as of December 31, 2007 and $169,840 at 2006, respectively. The advances are due within one year of advance date and are non-interest bearing.

NOTE 10.	SUBSEQUENT EVENTS

Issuance of Convertible Debentures

On March 31, 2007, the Company issued Series D Senior Convertible Notes for $1,500,000, resulting in net proceeds of $1,415,300, the notes bear interest at twelve percent and mature in March 2011. Closing costs of $84,700 are being amortized through that date, commencing in April 2007.

On September 2008, the debenture holders executed an “Acceptance of Collateral in Satisfaction of Obligation”. The Company surrendered all its property and equipment as satisfaction of debentures.

The Company is presently working with corporate counsel to increase number of authorized shares.

The Company has not complied with all requested items from FINRA.

The Company terminated major agreement with vendor, relating to traffic and international destinations. At present the Company and vendor are working details of settlement.

During 2007 and 2006, there were certain Press Releases that were reported and did not fully materialize. The effects of these Press Releases were not material to the presentation of financial statements for the Company.

To the Board of Directors and Shareholders

Interlink Global Corporation

We have reviewed the accompanying condensed balance sheet of Interlink Global Corporation as of September 30, 2008, the related condensed statements of operations for the three-month and nine-month periods ended September 30, 2008 and 2007, and the related condensed statements of cash flows for the nine-month periods ended September 30, 2008 and 2007. These condensed financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the balance sheet of Interlink Global Corporation as of December 31, 2007, and the related statements of operations, deficiency in assets, and cash flows for the year then ended (not presented herein); and in our report dated April 30, 2008, except as to Note 10 which was October 9, 2008, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2007, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

The accompanying financial statements are those of Interlink Global Corporation (parent company) only and are not those of the primary reporting entity. The consolidated financial statements of Interlink Global Corporation (Parent Corporation) and its subsidiaries have been issued to its stockholders as the financial statements of the primary reporting entity for the year ended December 31, 2007.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company generated negative cash flows from operating activities, has negative working capital of approximately $5,328,758 and an accumulated deficit of approximately $7,296,999 as of September 30, 2008. These factors, and others, raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue operations is subject to its ability to secure additional capital to meet its obligations and to fund operations. Management’s plans in regard to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Dohan and Company CPA’s

Miami, Florida

November 10, 2008

INTERLINK GLOBAL CORPORATION

Balance Sheets

	September 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and equivalents	$3	$15,539
Investment in subsidiaries	—	—
Accounts receivable, less allowance for doubtful accounts of $31,348 at Dec 31, 2007	—	9,590

Total current assets	3	25,129

Property and Equipment
Telecommunications equipment	—	481,235
Less accumulated Depreciation	—	(107,285)

Property, plant and equipment, net	—	373,950

Other assets	—	2,500

TOTAL ASSETS	$3	$401,579

LIABILITIES AND DEFICIENCY IN ASSETS

CURRENT LIABILITIES
Accounts payable	$784,828	$641,510
Accrued expenses	—	11,790
Accrued interest	1,105,485	869,510
Senior convertible debentures	3,272,550	4,797,550
Judgment Payable	85,000	—
Advances from officers	80,898	115,452

Total current liabilities	5,328,761	6,435,812

TOTAL LIABILITIES	5,328,761	6,435,812

COMMITMENTS AND CONTINGENCIES (NOTES 2, 5, AND 6)

DEFICIENCY IN ASSETS
Common Stock: $0.001 par value,	43,711	43,711
100,000,000 shares authorized; 43,711,922 shares issued and outstanding.
Additional paid-in-capital	1,924,530	1,924,530
Accumulated deficit	(7,296,999)	(8,002,474)

TOTAL DEFICIENCY IN ASSETS	(5,328,758)	(6,034,233)

TOTAL LIABILITIES AND DEFICIENCY IN ASSETS	$3	$401,579

See accompanying notes and accountants review report.

INTERLINK GLOBAL CORPORATION Statements of Operations (Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
REVENUES	$—	$633,568	$692,351	$780,987

COST OF REVENUES	—	720,221	1,049,520	941,613

GROSS (LOSS) MARGIN	—	(86,653)	(357,169)	(160,626)

OPERATING EXPENSES
Advertising	—	—	2,200	8,641
Amortization of deferred loan costs	—	55,343	—	155,442
Bad debts	—	31,348	—	31,348
Depreciation	12,099	12,699	36,298	36,639
Legal and professional	—	130,548	103,972	287,178
Licenses and taxes	—	15,067	1,934	18,754
Other expenses	—	32,601	64,174	125,326
Rent and occupancy	—	34,542	64,856	116,388
Salaries and wages	—	112,702	240,724	334,418
Software support	—	3,300	12,000	38,420
Telecommunications	572	—	8,710	—
Travel and entertainment	1,102	11,000	9,581	77,754

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	13,773	439,150	544,449	1,230,308

LOSS BEFORE OTHER INCOME (EXPENSES)	(13,773)	(525,803)	(901,618)	(1,390,934)

OTHER INCOME (EXPENSES)
Bad debt recovery	—	35,930	—	35,930
Forgiveness of debt—debentures	1,359,950	—	1,359,950	—
Forgiveness of debt	923,984	46,164	781,199	173,670
Interest expense	(164,422)	(120,239)	(511,403)	(326,233)
Gain on disposal of property and equipment	62,347	—	62,347	—
Litigation judgment	(85,000)	—	(85,000)	—

TOTAL OTHER INCOME (EXPENSES)	2,096,859	(38,145)	1,607,093	(116,633)

LOSS BEFORE INCOME TAXES	2,083,086	(563,948)	705,475	(1,507,567)

PROVISION FOR INCOME TAXES	—	—	—	—

NET INCOME (LOSS)	$2,083,086	$(563,948)	$705,475	$(1,507,567)

Weighted average shares outstanding—basic and diluted	41,849,460	41,849,460	41,849,460	41,048,460

Net income (loss) per share—basic and diluted	$0.05	$(0.01)	$0.02	$(0.04)

See accompanying notes and accountants review report.

INTERLINK GLOBAL CORPORATION

Statements of Cash Flows (Unaudited)

For the Nine Months Ended September 30,	2008	2007
Net income (loss)	$705,475	$(1,507,567)

Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation expense	36,298	36,639
Gain on disposal of property and equipment	(62,347)	—
Forgiveness of debt - debentures	(1,359,950)	—
Bad debts	—	31,348
Bad debt recovery	—	(35,930)
Amortization of deferred fees	—	70,741
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	9,590	(406,829)
Decrease (increase) in other receivables	2,500	(40,195)
Decrease in prepaid expenses	—	92,205
Increase in due from subsidiary	—	(507,534)
Increase in accounts payable	143,318	401,338
Increase in accrued interest	484,134	322,316
Increase in judgment payable	85,000	—

Net cash provided (used) by operating activities	44,018	(1,543,468)

Cash Flows From Investing Activities:
(Purchase) of property and equipment, net	—	(2,500)

Net cash used in investing activities	—	(2,500)

Cash Flow From Financing Activities:
Issuance of common stock	—	25,000
(Payment) net proceeds from senior convertible notes	(25,000)	1,500,000
(Payment) proceeds from note payable to officer	(34,554)	9,582
(Payment) proceeds from due to shareholders	—	84,000
Net (decrease) in other notes payable	—	(25,000)

Net cash provided by or (used in) financing activities	(59,554)	1,593,582

Net increase (decrease) in cash	(15,536)	47,614

Cash and equivalents, beginning	15,539	1,536

Cash and equivalents, ending	$3	$49,150

Supplemental disclosures
Cash paid for interest	$—	$—

Cash paid for income taxes	$—	$—

Supplemental disclosures for non-cash items:
Property and equipment given as a payment for debentures	$400,000	$—

Forgiveness of debt	$781,199	$—

See accompanying notes and accountants review report.

INTERLINK GLOBAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

September 30, 2008 and 2007 (Unaudited)

NOTE 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company provided telecommunications applications utilizing hardware and software that enables its domestic and world-wide users to access the world-wide Internet as a transmission medium for telephone calls locally and throughout the world. The sale of Internet service is made possible using Voice over Internet Protocol (“VoIP”). At present, the Company will remain active as a “shell.”

Organization

In 1987, Hawaii Ventures, Inc. (“HVI”) was organized under the laws of the State of Utah as a public company for the purpose of acquiring a participation interest in any and all types of businesses and products. HVI’s stock offering was a “blind pool” offering.

In 1992, the Company acquired privately-held Infinity Worldwide Trading Corp., a New York company, and changed its name to Infinity Worldwide Inc. (“IWI”). The principal business of IWI became the purchase of discounted and surplus consumer products for resale in eastern Europe. This venture eventually failed and IWI was dormant since mid-1994 through mid-January 2005.

On January 12, 2005, IWI effectuated a merger with Interlink Global Corp., a Florida corporation, acquiring the issued and outstanding shares of IWI and liquidating it. Simultaneously, the state of incorporation was changed to Nevada and the entity’s name was changed to Interlink Global Corporation (the “Company”). The stock symbol was changed to ILKG.

Basis of presentation

The accompanying financial statements represent the accounts of Interlink Global Corporation. The Company’s wholly-owned foreign subsidiaries, Communication Networks Holdings, Ltd., a Venezuelan company, and MetroIP Colombia S. A., a Colombian company, have been accounted for under the equity method.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Trade and other receivable are reported at fair market value less any provisions for uncollectible accounts considered necessary. Accounts receivable primarily includes trade receivables from customers. The Company estimates doubtful accounts on an item-by-item basis and includes over-aged accounts as part of allowance for doubtful accounts, which are generally accounts that are ninety days or more overdue.

Bad debt expense for the nine months ended September 30, 2007 was $31,348. In 2007, the Company recovered bad debts of $35,930, which were charged off in previous years. The recovery is included in “other income” on the Statements of Operations.

INTERLINK GLOBAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

September 30, 2008 and 2007 (Unaudited)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Equity Method

Investment in subsidiaries is accounted for under the equity method. Under this method, investments are carried at cost and adjusted for the Company’s proportionate share of undistributed earnings and losses. During the last quarter of 2007, these investments were written-off.

Revenue recognition

Revenue for voice, data and other services to end-users are recognized in the month in which the service is provided. Amounts invoiced and collected in advance of services provided were recorded as deferred revenue. Revenues for carrier interconnection and access are recognized in the month in which the service is provided. Arbitrage revenues were recorded as the net amount of income.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Business and Credit Risks

The Company maintains cash balances in various banks in the United States of America (“US”). Balances maintained in a US banks, sometimes exceed the Federal Deposit Insurance Corporation (“FDIC”) limit of $100,000 per account.

Basic and Fully Diluted Net Income (Loss) per Common Share

The Company follows the provisions of Statement of Financial Accounting Standards No. 128 (SFAS No.128), Earnings per Share (“EPS”). SFAS No. 128 requires companies to present basic earnings (loss) per share (EPS) and diluted EPS, instead of primary and fully diluted EPS presentations that were formerly required. Basic EPS is computed by dividing net income or loss by the weighted average number of common shares outstanding during each year. Certain debt instruments and related interest may be paid in cash or shares. The convertible shares have been added to the denominator in calculating diluted “EPS”.

Advertising

The Company incurred advertising expenses in the amount of $ 2,200 and $8,641 for the nine months ended September 30, 2008 and 2007, respectively.

The Company expenses all marketing and advertising expenses to Statement of Operations.

Reclassifications

Certain amounts in the prior period financial statements have been reclassified for comparative purposes to conform to the current period presentation.

INTERLINK GLOBAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

September 30, 2008 and 2007 (Unaudited)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

Cash, accounts payable, accrued expenses, debt, and other liabilities are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

Income taxes

Income taxes are computed under the provision of SFAS No. 109, “Accounting for Income Taxes”. SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of the differences in events that have been recognized in the company’s financial statements compared to the tax returns.

NOTE 3 GOING CONCERN AND MANAGEMENT’S PLANS

As reflected in the accompanying financial statements, the Company had net income of $705,475 for the nine months ended September 30, 2008. Although the Company has incurred continuous net losses in recent periods, the current period net income results from forgiveness of debt of $1,359,950 granted by debt holders of series D Senior Convertible Notes and cost of revenue of $781,199 that the Company will not repay. The Company has not generated significant recurring cash flows to sustain operations and the ability to continue as a going concern is uncertain.

The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company’s strategy was to acquire operating entities established in the telecommunication industry. The plan also included raising equity capital through private stock offerings. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. The Company at this time is pursuing future possibilities

NOTE 4 PROPERTY AND EQUIPMENT

Property and equipment were presented at acquisition cost. Depreciation is computed using the straight line method based on the originally estimated useful life of assets. Repairs and maintenance are charged in the year in which incurred, while disbursements for major renewals or improvements are capitalized. When any property is retired or disposed, the cost and accumulated depreciation is relieved from the accounts, and the resulting gain or loss is reflected in Statement of Operations. Depreciation expense for the nine months ended September 30, 2008 and 2007, was $36,298 and $36,639, respectively.

On September 10, 2008, the Company and the holder of the Series D Senior convertible Note entered into an “Acceptance of Collateral in Partial Satisfaction of Obligation” agreement (the “Agreement”) that transferred all rights, title and interest in all of the Company’s assets as payment of the Note. At September 10, 2008, the company’s only assets consisted of telecommunications equipment with a net book value of $337,653, in exchange for a release of $1,500,000 from the debt holder, which resulted in a forgiveness of debt of $781,199 and gain on disposal of $62,347.

INTERLINK GLOBAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

September 30, 2008 and 2007 (Unaudited)

NOTE 5 COMMITMENTS AND CONTINGENCIES

Leases

Interlink accounts for occupancy leases as operating expenses. There are no capital leases.

Rent and occupancy expenses for the period ended September 30, 2008 and 2007 was $64,856 and $116,388, respectively.

Employment arrangement

The Company has an Employment Agreement with its Chief Executive Officer through December 31, 2010. In consideration for his services, the Company has agreed to pay an annual base salary of $52,000 plus certain bonuses and awards if the Company achieves defined goals. For the nine months ended September 30, 2008 and 2007, no bonuses or awards had been granted. The Chief Executive Officer has waived his rights under the Employment Agreement.

Legal Proceedings

On August 18, 2006, the Company filed a lawsuit against a potential investor and the owner, agent and principal of in connection with an agreement to acquire 100% of the voting common stock in August 2005. After delivery of the purchase price of $62,000 and one million shares of common stock valued at approximately $1 million to the owner, the Company realized that the potential investor had made many material misrepresentations and omissions of facts regarding the value of the investment . As a result, the Company sued for rescission of the purchase agreement and the transactions contemplated therein. The causes of action arose from alleged violations of Federal and Florida laws, common law rescission, fraud, constructive trust and unjust enrichment as a result of alleged fraudulent statements, acts and omissions by the owner. The amount in controversy was approximately $65,000, exclusive of interest and costs plus the shares issued. The case was settled and the Company received all shares and all claims were satisfied in May 2007. The owner retained the purchase price of $62,000.

On May 3, 2006, Strategic Computer Solutions (“SCS”) filed an action against the Company alleging an outstanding unpaid balance for computer related equipment purportedly ordered by the Company. The Company believes the products were never received by an authorized employee of the Company. Judgment was issued against the Company in the amount of $85,000.

Through 2007, Interlink had a relationship with TBeck Capital, Aritex Consultants, Warren Street Investments, Victoria, et al (collectively referred to as TBeck). TBeck was engaged as the investment banker and funds raising company for Interlink Global Corp. and remuneration was in the form of stock issues and repayment of loans to the Company. The Company and TBeck terminated the arrangement, and, to document the termination, a settlement agreement was reached between TBeck and Interlink Global Corp., dated August 2, 2007. The agreement included mutual release of all claims.

Regulatory Compliance

Through September 30, 2008, the Company had not filed its 2007 or 2006 income tax returns.

Through September 30, 2008, the Company had not complied with all requested items from the Financial Industry Regulatory Authority (“FINRA”).

INTERLINK GLOBAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

September 30, 2008 and 2007 (Unaudited)

NOTE 6 SENIOR CONVERTIBLE NOTES

On November 29, 2005, the Company issued a Series A Senior Convertible Note for $2 million, resulting in net proceeds of $1,767,000; the notes bear interest at 10% and matured on May 29, 2008. Closing costs of $233,000 are being amortized through that date. One-fourteenth (1/14th) of the principal and all accrued but unpaid interest was due monthly commencing in January 2007; the principal and accrued interest could have been paid in registered shares of the Company’s common stock at a conversion price equal to 85% of the average closing bid price for the ten trading days preceding the payment due date.

On February 28, 2006, the Company issued two Series B Senior Convertible Notes for $1,297,550, resulting in net proceeds of $1,142,635. The notes bear interest at ten percent and matured in August 28, 2007. Closing costs of $154,915 are being amortized through that date, commencing in March 2006. One-fourteenth (1/14th) of the principal and all accrued but unpaid interest was due monthly, commencing in January 2007; the principal and accrued interest could have been paid in registered shares of the Company’s common stock at a conversion price equal to 85% of the average closing bid price for the ten trading days preceding the payment due date.

At present, all Convertible Notes are in default. (Refer to Note 8).

In connection with these agreements, the Company issued warrants to purchase an aggregate of 12,064,044 shares of common stock: (i) 10,644,744 to the note holders (at an exercise price of $1.05 per share) and (ii) 1,419,300 to the placement agents (at varying exercise prices, ranging from $.75 to $3.25 per share). The warrants to the note holders expire at varying dates through February 2016.

Registration of Restricted Stock

In accordance with the abovementioned Series A and Series B Senior Convertible Notes, the Company was obligated to file a registration statement within forty-five days of the closing dates. In as much that a registration statement was not filed within that period, the Company is obligated to pay liquidated damages of 1.5 percent per month based upon the principal balance (not to exceed 9%). Therefore, the Company has issued 240,000 warrants with an exercise price of $.75 per share (for the Series A Notes) and 155,706 warrants with an exercise price of $.75 per share for the Series B Notes.

Default on Senior Convertible Notes

The Company has defaulted on both Series A and Series B Senior Convertible Notes. Refer to Note 8 detailing settlement of Series D Debentures.

Issuance of Convertible Debentures

On March 31, 2007, the Company issued Series D Senior Convertible Notes for $1,500,000, resulting in net proceeds of $1,415,300, the notes bear interest at 12% and mature in March 2011.

On September 10, 2008, the Company and the holder of the series D Senior Convertible Note entered into an Acceptance of collateral in Partial Satisfaction of Obligation” agreement (the “Agreement”) that transferred all rights, title and interest in all of the Company’s assets as payment of the Note.

INTERLINK GLOBAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

September 30, 2008 and 2007 (Unaudited)

NOTE 7 STOCK ISSUANCE

Convertible Debentures for Common Stock

Series A, B and C debentures provides for conversion to common stock. If converted, the Company would need to issue additional stock, as follows:

Items	Number of common shares
Series A	4,100,130
Series B	3,438,743
Series C	1,474,605

Total	9,013,478

Convertible debentures A, B, and C are presently in default.

NOTE 8 RELATED PARTY TRANSACTIONS.

Advances from officers amounted to $80,898 at September 30, 2008 and $160,258 at 2007, respectively. The advances are due within one year of advance date and are non-interest bearing. Interest has accrued through September 30, 2008.

NOTE 9 FORGIVENESS OF DEBT.

On September 10, 2008, the Company and the holder of the Series D Senior Convertible Note entered into an “Acceptance of Collateral in Partial Satisfaction of Obligation” agreement (the “Agreement”) that transferred all rights, title and interest in all of the Company’s assets as payment of the Note. At September 10, 2008, the Company ‘s only assets consisted of telecommunications equipment with a net book value of $337,653, in exchange for a release of $1,500,000.00 from the debt holder, which resulted in a forgiveness of debt of $781,199 and gain on disposal of $62,347.

During the normal course of business, the Company purchased $781,199 from a subsidiary, which it resells to its customers. For the nine months ended September 30, 2008, the Company recorded $781,199 in cost of revenue that has not and will not repaid. This amount has been included in other income as “forgiveness of debt” in the Statement of Operations.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma statement of operations for the fiscal year ended September 30, 2008 gives effect to the acquisition of the Interlink Asset Group as of October 1, 2007, including the issuance of the $1,000,000 face value secured convertible financing and the warrants that served as consideration for the purchase. As more fully discussed in Note 3 in the accompanying financial statements, our acquisition of the Interlink Asset Group was accounted for as an acquisition of assets because it did not meet the definition of a business for accounting purposes as provided in EITF 98-3 Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or a Business. For purposes of reporting under guidelines of the Securities and Exchange Commission, we concluded that the purchase did meet the definition of a business that differs from EITF 98-3. Unaudited pro forma financial information is therefore required. Unaudited pro forma financial information should be read in conjunction with our financial statements and managements’ plans. Unaudited pro forma financial information is not necessarily indicative of the results that would have been achieved had the acquisition occurred on October 1, 2007.

	Year ended September 30, 2008
	NetTalk.com	Interlink Asset Group		Pro forma Adjustments	Pro Forma
Revenues	$—	$1,485,201			$1,485,201

Costs and expenses	(2,171,563)	(3,087,141)	3	$(261,846)	(5,520,550)
Other income (expense)	(24,472)	1,421,764	4	$(111,004)	1,285,888

Total costs and expenses	(2,196,035)	(1,665,377)		(373,250)	(4,234,662)

Income (loss) continuing	$(2,196,035)	$(180,176)		$(373,250)	$(2,749,461)

Loss per common share	$(2.10)				$(0.46)

Weighted average shares	1,049,375		5	6,000,000	6,000,000

NOTES TO PRO FORMA FINANCIAL INFORMATION

Note 1 The unaudited pro forma balance sheet is omitted since the Interlink Asset Group is reflected in the September 30, 2008 balance sheet of NetTalk.com, Inc.

Note 2 Amounts for NetTalk.com are derived from our audited financial statements included elsewhere herein. Amounts for Interlink Asset Group are derived from the records of Interlink Global Corporation, to provide a comparative period to present pro forma information.

Note 3 This adjustment represents the incremental depreciation and amortization, amounting to $113,440 and $148,406, respectively, had the assets been acquired on October 1, 2007.

Note 4 This adjustment represents the incremental stated interest, premium amortization and finance cost amortization related to the $1,000,000 face value 12% convertible debentures, amounting to $113,425, ($7,022) and $4,602, respectively.

Note 5 This adjustment gives effect to the common shares issued to management of Interlink in connection with the Interlink Asset Group acquisition. The related cost of $1,425,000 is reflected in the historical operating results.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$100
Transfer Agent Fees	$4,900
Accounting fees and expenses	$20,000
Legal fees and expenses	$30,000

Total	$55,000

All amounts are estimates, other than the Commission’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as amended, provide that we shall, to the fullest extent permitted by law, indemnify each of our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys’ fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs also may discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and the shareholders. We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers or other persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

RECENT SALES OF UNREGISTERED SECURITIES

2006 Founder Stock Grants

In May 2006, we issued 408 shares of our common stock to our founders, Robin C. Hoover and Robert H. Blank. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933. These shares were subsequently cancelled and returned to the Company in connection with the Asset Purchase Agreement between the Company, Robert H. Blank and Robin C. Hoover effective December 30, 2007.

2006 Common Stock Offering

In 2006, we completed an offering of 599,800 shares of our common stock at a price of $0.50 per share to 43 investors, for total proceeds of approximately $300,000. In addition, the purchasers received Series A Common Stock Purchase Warrants entitling them to initially purchase, in the aggregate, 599,800 shares of our common stock. However, in connection with the 2006 Common Stock Offering, we also entered into a Registration Rights Agreement with the investors whereby we agreed to register their common stock, including the common stock underlying the Series A Common Stock Purchase Warrants, for resale with the United States Securities and Exchange Commission (“SEC”). The Registration Rights Agreement provided for the issuance of additional Series A Common Stock Purchase Warrants to the investors as a penalty if we failed to file a registration statement with the SEC covering the resale of these securities within a specified time period. The Registration Rights Agreement also imposed additional penalties on us if we failed to have the registration statement declared effective within a specified time. The Company never filed a registration statement covering the resale of these securities. As such, we issued additional Series A Common Stock Purchase Warrants for the purchase of 863,712 shares of our common stock as liquidated damages under the Registration Rights Agreement to the investors (this amount represents the maximum penalty permitted under the Registration Rights Agreement). Each Series A Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date. Further, the initial exercise price of each Series A Common Stock Purchase Warrant was $1.00 (subject to full ratchet anti-dilution protection). As a result of the 2008 Convertible Debenture Offering (as described below), the exercise price of the Series A Common Stock Purchase Warrants adjusted downward and the current exercise price is $0.25.

Midtown Partners & Co., LLC (“Midtown Partners”), an FINRA registered broker dealer, acted as the placement agent for the Company in connection with the 2006 Common Stock Offering. In connection with the 2006 Common Stock Offering, we issued a Series A Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 60,000 shares of the Company’s common stock at an initial exercise price of $1.00 per share. As a result of the 2008 Convertible Debenture Offering (as described below), the exercise price of the Series A Common Stock Purchase Warrants adjusted downward and the current exercise price is $0.25.

The offer and sale of such shares of our common stock and Series A Common Stock Purchase Warrants was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

2007 Common Stock Issuance

Effective December 30, 2007, we issued 1,000,000 shares to Apogee Financial Investments, Inc. in connection certain consulting services rendered to us. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933.

2008 Convertible Debenture Offering

On September 10, 2008, we entered into a Contribution Agreement with Vicis Capital Master Fund (“Vicis”) by which Vicis contributed certain operating assets to the Company in exchange for (a) a 12% Senior Secured Convertible Debenture in the principal amount of $1,000,000; and (b) a Series B Warrant to purchase 4,000,000 shares of our common stock. Also on September 10, 2008, we entered into a Securities Purchase Agreement with Debt Opportunity Fund, LLP (“DOF”) by which DOF purchased (a) a 12% Senior Secured Convertible Debenture in the principal amount of $500,000; and (b) a Series B Warrant to purchase 2,000,000 shares of Common Stock of the Company. The maturity date of the debentures is September 10, 2010 and each debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The debentures convert into shares of our common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The debentures are secured by a lien in all of the assets of the Company. The Series B Common Stock Purchase Warrants entitle the holders to purchase up to an aggregate of 6,000,000 shares of our common stock at an exercise price of ($0.50) per share. Each Series B Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

The offer and sale of the 12% Senior Secured Convertible Debentures and Series B Common Stock Purchase Warrants was affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

2008 Employee Stock Grants

To motivate key employees of the Company by providing them with an ownership interest in the Company, on September 10, 2008, the Board of Directors approved and authorized the issuance of 6,000,000 shares of our restricted common stock to five key employees. This stock grant was conditioned upon the execution and delivery by each employee of a Confidentiality and Non-Competition Agreement and was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933.

On September 10, 2008, we issued 1,000,000 shares of our restricted common stock to a consultant in exchange for services rendered to the Company. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933.

On September 10, 2008, we issued 150,000 shares of our restricted common stock to an employee in exchange for services rendered to the Company. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933.

2009 Convertible Debenture Offering

On January 30, 2009 and February 6, 2009, we entered into Securities Purchase Agreements with Debt Opportunity Fund, LLP (“DOF”) by which DOF purchased (a) 12% Senior Secured Convertible Debentures in the aggregate principal amount of $1,100,000; and (b) Series C Warrants to purchase 4,400,000 shares of common stock of the Company. The maturity date of the debentures is January 30, 2011 and each debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The debentures convert into shares of our common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The debentures are secured by a lien in all of the assets of the Company. The Series C Common Stock Purchase Warrants entitle the holders to purchase up to an aggregate of 4,400,000 shares of our common stock at an exercise price of ($0.50) per share. Each Series C Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Midtown Partners & Co., LLC (“Midtown Partners”), an FINRA registered broker dealer, acted as the placement agent for the Company in connection with the 2009 Convertible Debt Offering. In connection with the 2009 Convertible Debt Offering, we paid Midtown Partners a cash commission equal to $88,000 and issued a Series BD Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 880,000 shares of the Company’s common stock at an initial exercise price of $0.50 per share.

The offer and sale of the 12% Senior Secured Convertible Debentures, Series C Common Stock Purchase Warrants and Series BD Common Stock Purchase Warrant was affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

EXHIBITS

Exhibit No.	Description
3.01	Articles of Incorporation of Net Talk.com, Inc.

3.02	Articles of Amendment to the Articles of Incorporation of Net Talk.com, Inc.

3.03	Articles of Amendment to the Articles of Incorporation of Net Talk.com, Inc.

3.04	Articles of Amendment to the Articles of Incorporation of Net Talk.com, Inc.

3.05	Bylaws of Net Talk.com.

5.01	Opinion on Legality. To be filed by Amendment to this Registration Statement on Form S-1.

10.01	Form of Stock Grant Agreement dated as of September 10, 2008.

10.02	Form of Subscription Document from the subscriber to the Company for certain purchases of the Company’s Common Stock, and Series A Common Stock Purchase Warrants.

10.03	Form of Registration Rights Agreement, by and among the Company, each of the purchasers of the Company’s Common Stock, and certain other persons a party thereto.

10.04	Form of Registration Rights Agreement entered into as of September 10, 2008 by and between the Company and each securityholder identified on the signature page thereto.

10.05	Form of Series A Common Stock Purchase Warrant.

10.06	Securities Purchase Agreement dated as of September 10, 2008 among the Company and Debt Opportunity Fund, LLLP.

10.07	Contribution Agreement dated as of September 10, 2008 among the Company and Vicis Capital Master Fund.

10.08	Form of Security Agreement dated as of September 10, 2008 among the Company and certain Secured Parties.

10.09	Form of Series B Common Stock Purchase Warrant.

10.10	Form of 12% Senior Secured Convertible Debenture due September 10, 2010.

10.11	Securities Purchase Agreement dated as of January 30, 2009 among the Company and Debt Opportunity Fund, LLLP.

10.12	Form of 12% Senior Secured Convertible Debenture due January 30, 2011.

10.13	Form of Series C Common Stock Purchase Warrant.

10.14	Form of Security Agreement dated as of January 30, 2009 among the Company and certain Secured Parties.

10.15	Form of Registration Rights Agreement entered into as of January 30, 2009 by and between the Company and each securityholder identified on the signature page thereto.

10.16	Securities Purchase Agreement dated as of February 6, 2009 among the Company and Debt Opportunity Fund, LLLP.

10.17	Form of First Amendment to the Security Agreement made and entered into as of February 6, 2009 by and between the Company and Debt Opportunity Fund, LLP

10.18	Form of Registration Rights Agreement entered into as of February 6, 2009 by and between the Company and each securityholder identified on the signature page thereto.

10.19	Form of Series BD Common Stock Purchase Warrant.

10.20	Form of Confidentiality and Non-Competition Agreement.

10.21	Lease Agreement entered into August 29, 2008, by and between Carrierhouse Corp. and the Company.

23.01	Consent of Certified Public Accountants KBL, LLP

23.02	Consent of counsel, Bush Ross, P.A. To be filed by Amendment to this Registration Statement on Form S-1.

23.03	Consent of Dohan and Company, CPAs

UNDERTAKINGS

The undersigned registrant hereby undertakes to :

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on February 9, 2009.

NET TALK.COM, INC.

By:	/s/ Anastasios Kyriakides
Anastasios Kyriakides, Chief Executive Officer

By:	/s/ Guillermo Rodriguez
Guillermo Rodriguez, Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anastasios Kyriakides and Guillermo Rodriguez, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-1 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities indicated as of the 9th day of February, 2009.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Member of the Board of Directors

Date:	February 9, 2009

By:	/s/ Kenneth Hosfeld
Name:	Kenneth Hosfeld
Title:	Member of the Board of Directors

Date:	February 9, 2009

By:	/s/ Leo Manzewitsch
Name:	Leo Manzewitsch
Title:	Member of the Board of Directors

Date:	February 9, 2009

By:	/s/ Guillermo Rodriguez
Name:	Guillermo Rodriguez
Title:	Member of the Board of Directors

Date:	February 9, 2009

By:	/s/ Richard Diamond
Name:	Richard Diamond
Title:	Member of the Board of Directors

Date:	February 9, 2009